Exhibit 4.1

SENSEONICS HOLDINGS, INC.
as Issuer

SENSEONICS, INCORPORATED
as Subsidiary Guarantor

AND

U.S. Bank National Association
as Trustee

INDENTURE
Dated as of July 25, 2019

5.25% Convertible Senior Notes due 2025

i

INDENTURE

INDENTURE, dated as of July 25, 2019, among SENSEONICS HOLDINGS, INC., a Delaware corporation (the “Company”), SENSEONICS, INCORPORATED, a Delaware corporation, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a single series of Notes designated as its 5.25% Convertible Senior Notes due 2025 (the “Notes” and each $1,000 principal amount thereof, unless the context otherwise requires, a “Note”), initially in an aggregate principal amount not to exceed $82,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01                            Definitions of Terms.

The terms defined in this Section (except as in this Indenture or any indenture supplemental hereto otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section and shall include the plural as well as the singular. The words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Indenture and (ii) otherwise, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acquired Debt” means, with respect to any specified Person:

(1)         Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Subsidiary of, such specified Person; and

(2)         Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1)         any assets (other than cash, Cash Equivalents, securities and notes) to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business; or

(2)         Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary; provided, however, that, in the case of this clause (2), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.09 or Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 11.05(a).

“Affiliate” of any specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliate Transaction” means a transaction in which the Company or any of its Restricted Subsidiaries acts to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company, unless:

(1)         the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company;

(2)         the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with Section 4.15 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(3)         the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a favorable written opinion from a nationally recognized investment banking, appraisal or accounting firm (A) as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view; or (B) stating that the terms of such transaction are, taken as a whole, no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary.

The definition of “Affiliate Transaction” above is subject to the exceptions in Section 4.15(b).

“Allocable Excess Proceeds” will mean the product of:

(1)         the Excess Proceeds; and

(2)         a fraction,

(i)             the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Asset Sales Prepayment Offer; and

(ii)          the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Asset Sales Prepayment Offer and the aggregate principal amount of other Indebtedness of the Company outstanding on the date of the Asset Sales Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section and requiring the Company to make an offer to purchase such Indebtedness or otherwise repay such Indebtedness at substantially the same time as the Asset Sales Prepayment Offer.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Asset Sale” means:

(1)         the sale, lease, conveyance or other disposition of any assets or rights (whether in a single transaction or a series of related transactions) outside of the ordinary course of business of the Company or any Restricted Subsidiary; provided that (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and (ii) any occurrence of a Fundamental Change will be governed by Article 13 and not Section 4.11;

(2)         the issuance of Capital Stock by any of the Company’s Restricted Subsidiaries or the sale of Capital Stock in any of the Company’s Subsidiaries (other than directors’ qualifying Capital Stock or Capital Stock required by applicable law to be held by a Person other than the Company or one of its Restricted Subsidiaries); and

(3)         any Product License.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1)         any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

(2)         a transfer of assets (including, without limitation, Capital Stock) between or among the Company and its Restricted Subsidiaries;

(3)         an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4)         any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Restricted Subsidiaries (including the abandonment or other disposition of property that is, in the reasonable judgment of the Company, no longer profitable, economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries, taken as whole);

(5)         a Restricted Payment that does not violate Section 4.12, or a Permitted Investment;

(6)         the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of products, services, Intellectual Property, inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition (but excluding for purposes of this clause (6), Product Licenses and Product Intellectual Property Sales);

(7)         a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(8)         (x) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or (y) the sale, settlement, termination, unwinding or other disposition of Hedging Obligations or other financial instruments in the ordinary course of business;

(9)         any foreclosure, condemnation, expropriation or any similar action with respect to the property or other assets of the Company or any Restricted Subsidiary;

(10)  the sublease or assignment to third parties of leased facilities in the ordinary course of business;

(11)  the transfer, sale or other disposition resulting from any involuntary loss of title, casualty event, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of the issuer or any Restricted Subsidiary;

(12)  the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of Section 4.13;

(13)  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(14)  the sale or other disposition of cash or Cash Equivalents;

(15)  any Permitted Licensing Arrangement;

(16)  in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in each case, other than Intellectual Property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to business of the Company and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Company;

(17)  any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(18)  sales, transfers and other dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(19)  the settlement or early termination of any Permitted Equity Derivative.

“Asset Sales Prepayment Offer” shall have the meaning specified in Section 4.11(e).

“Attributable Debt” means in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with U.S. GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be the amount of liability in respect thereof determined in accordance with the definition of “Capital Lease Obligation.”

“Authenticating Agent” means the Trustee or an authenticating agent with respect to all or any of the Notes appointed by the Trustee pursuant to Section 2.10.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” shall have the meaning specified in Section 11.04.

“Beneficial Ownership Limits” shall have the meaning specified in Section 11.04(b).

“Board of Directors” means the Board of Directors (or the functional equivalent thereof) of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed or a day on which the Corporate Trust Office of the Trustee or the Depositary is closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with U.S. GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease on or prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that such determination shall be made without giving effect to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under U.S. GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition. Unless the context otherwise requires, Capital Stock shall refer to Capital Stock of the Company.

“Cash Equivalents” means:

(1)         any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof with a final maturity not exceeding five years from the date of acquisition;

(2)         deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose unsecured long term debt is rated at least “A” by Standard & Poor’s Ratings, a division of McGraw Hill Financial, Inc. (“S&P”), or at least “A2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;

(3)         commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;

(4)         repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(5)         readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s or any respective successor agency;

(6)         demand deposits, savings deposits, time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) with maturities of not more than 365 days from the date of acquisition;

(7)         money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (6); and

in the case of a foreign Subsidiary, instruments equivalent to those referred to in clauses (1) through (7) above denominated in a foreign currency, which are (i) substantially equivalent in tenor, (ii) issued by, or entered into with, foreign persons with credit quality generally accepted by businesses in the jurisdictions in which such foreign Subsidiary operates and (iii) customarily used by businesses for short-term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by such foreign Subsidiary.

“Cash Settled Make Whole Shares” shall have the meaning specified in Section 11.03(a)(i).

“Clause A Distribution” shall have the meaning specified in Section 11.06(c).

“Clause B Distribution” shall have the meaning specified in Section 11.06(c).

“Clause C Distribution” shall have the meaning specified in Section 11.06(c).

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture, subject to Section 11.09.

“Company” shall have the meaning specified in the recitals of this Indenture, and subject to the provisions of Article 13 hereof, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers, and delivered to the Trustee.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)         provision for taxes based on income or profits of such Person and its Restricted Subsidiaries and all franchise taxes for such period, to the extent that such amounts were deducted in computing such Consolidated Net Income; plus

(2)         the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)         the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus

(4)         depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting adjustments, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries; plus

(5)         (i) unusual or nonrecurring charges, expenses or other items and (ii) charges, expenses or other items in connection with any restructuring, acquisition (including integration costs), disposition, equity issuance or debt incurrence, in all cases whether or not consummated and to the extent deducted in computing such Consolidated Net Income; plus

(6)         any impairment charges or asset write-offs, in each case pursuant to U.S. GAAP, and the amortization of intangibles arising pursuant to U.S. GAAP shall be excluded; minus

(7)         non-cash items increasing such Consolidated Net Income for such period (other than the accrual of revenue in the ordinary course of business or any other such non-cash item to the extent that it represents a reduction in an accrual of or reserve for cash charges or expenses in any future period), in each case, on a consolidated basis and determined in accordance with U.S. GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with U.S. GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)         all extraordinary and non-recurring or unusual gains and losses and all gains and losses realized in connection with any asset disposition or the disposition of securities or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

(2)         the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person (and the net loss of any such Person shall be included only to the extent that such loss is funded in cash by the specified Person or a Restricted Subsidiary thereof);

(3)         solely for the purpose of determining the amount available for Restricted Payments under Section 4.12(a), the net income for such period of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, Order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions paid in cash (or to the extent converted to cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(4)         the cumulative effect of a change in accounting principles, together with any related provision for taxes, will be excluded;

(5)         notwithstanding anything to the contrary in clause (2) above, the net income of any Unrestricted Subsidiary will be excluded except for the amount of dividends or other distributions paid in cash by the Unrestricted Subsidiary to such Person or one of its Restricted Subsidiaries;

(6)         any non-cash compensation charges, including non-cash costs or expenses resulting from stock option plans, employee benefit plans, or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights will be excluded;

(7)         any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency re-measurements of Indebtedness will be excluded;

(8)         any unrealized net after-tax income (loss) from Hedging Obligations or cash management obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments in the ordinary course will be excluded;

(9)         any nonrecurring charges relating to any premium or penalty paid, write-off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

(10)  effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by U.S. GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof shall be excluded;

(11)  (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under U.S. GAAP and related interpretations shall be excluded;

(12)  any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt with Conversion Options — Recognition” shall be excluded;

(13)  to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded;

(14)  to the extent covered by fees, costs, expenses and losses that are, or (without duplication) are required to be, covered by contractual indemnities, guaranty obligations, purchase price adjustments, insurance policies or other contractual reimbursement obligations of third parties, to the extent actually indemnified or reimbursed or with respect to which the issuer has determined that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is actually indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so added back to the extent not so indemnified or reimbursed within such 365 days) shall be excluded; and

(15)  earn outs, contingent consideration or deferred purchase obligations in connection with the acquisition of a Permitted Business or assets used in a Permitted Business will be excluded.

“Conversion Agent” shall have the meaning specified in Section 4.04.

“Conversion Date” shall have the meaning specified in Section 11.02(c).

“Conversion Obligation” shall have the meaning specified in Section 11.01.

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 11.01.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 60 Livingston Avenue, Saint Paul, Minnesota 55107, and any successor office that the Trustee notifies the Company in writing.

“Covenant Defeasance” shall have the meaning specified in Section 14.02(a).

“Credit Agreement” means the Loan and Security Agreement, to be dated as of July 16, 2019 (as it may be further amended, restated, replaced, supplemented or otherwise modified from time to time), among Solar Capital Ltd., as collateral agent and lender, other lenders party thereto from time to time, and the Company and Senseonics, Incorporated, as borrowers, together with the related documents thereto (including any guarantees and security documents), and in each case as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or instrument (and related documents) governing Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facilities or a successor facility, whether by the same or any other bank, institutional lender, purchaser, investor, trustee or agent or group thereof.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, under the Credit Agreement), letter of credit facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other extensions of credit or other Indebtedness, in each case, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or instrument (and related documents) governing Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facilities or a successor facility, whether by the same or any other bank, institutional lender, purchaser, investor, trustee or agent or group thereof.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided.

“Depositary” means, solely for purposes of this Indenture and with respect to each Global Note, the Person specified in Section 2.11(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the Maturity Date and (y) the date that is 91 days after the date no Notes remain outstanding; provided that only the portion of the Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. Notwithstanding anything to the contrary in the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control, Fundamental Change, an Asset Sale or similar provision will not constitute Disqualified Stock if the change of control, Fundamental Change, Asset Sale or similar provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes; provided that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.12. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or any and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory repurchase or redemption provisions of, such Disqualified Stock exclusive of accrued dividends (other than the accretion, accumulation or payment-in-kind of dividends).

“Distributed Property” shall have the meaning specified in Section 11.06(c).

“DTC” means The Depository Trust Company.

“Effective Date” shall have the meaning specified in Section 11.05(c), except that, as used in Section 11.06 and Section 11.07, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable (and for the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose).

“Event of Default” means any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Proceeds” shall have the meaning specified in Section 4.11(c) and Section 4.11(d).

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder.

“Excluded Subsidiary” shall have the meaning specified in Section 15.01(e).

“Exclusive Product License” means any Product License that provides for exclusive rights to develop, commercialize, sell, market, distribute or promote the Products whether or not such Product License contains limitations upon geographic territory or field of use.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

“Existing Notes” means the Company’s 5.25% convertible senior subordinated notes due 2023.

“Expiration Date” shall have the meaning specified in Section 11.06(e).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) Indebtedness incurred under any revolving credit facility for ordinary working capital purposes unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated after giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company as set forth in a certificate with supporting calculations delivered to the Trustee, to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)         acquisitions of business entities or property and assets constituting a division or line of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, as if they had occurred on the first day of the reference period, in accordance with Regulation S-X promulgated under the Exchange Act;

(2)         the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;

(3)         the Fixed Charges attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)         any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such reference period;

(5)         any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such reference period;

(6)         if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness);

(7)         if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect in such calculation, the interest on such Indebtedness shall be calculated based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition; and

(8)         any interest expense attributable to the Existing Notes will be excluded for any reference period ending on or after the date the Existing Notes have been repaid, repurchased, converted or redeemed.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)         the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest) incurred in respect of letter of credit or bankers’ acceptance financings, and after giving effect to all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding the amortization or write-off of debt issuance costs; provided that consolidated interest expense shall be calculated without giving effect to (i)

the effects of Accounting Standards Codification Topic 815 “Derivatives and Hedging” and related interpretations to the extent such effects would otherwise increase or decrease consolidated interest expense for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of any Indebtedness, (ii) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” and (iii) any original issue discount on the Notes issued on the Issue Date; plus

(2)         the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or preferred stock of any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or any of its Restricted Subsidiaries, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with U.S. GAAP.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such Person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no Person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or group until such tendered securities are accepted for purchase or exchange under such offer;

(b)                                 the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or solely a change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clauses (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)                                  the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)                                 the Common Stock (or other common stock, ordinary shares, American depository receipts, or other Common Equity interests underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors);

provided, however, that (i) any event, transaction or series of transactions that constitute a Fundamental Change under both clause (a) and (b) above (determined without regard to the proviso in clause (b) above) will be deemed to be a Fundamental Change solely under clause (b) above; and (ii) a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Stock, ordinary shares, American depository receipts or other Common Equity interests that are listed or quoted on any of The New York Stock Exchange, The NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 11.02(a)). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the clause (ii) of the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 12.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 12.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 12.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 12.01(a).

“General Beneficial Ownership Limit” shall have the meaning specified in Section 11.04(a).

The term “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register (in the case of a definitive Note).  Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.05(e).

“Governmental Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Maturity Date, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)         interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)         other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)         other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4)         any similar transaction or combination of the foregoing,

in each case, not entered into by such Person for speculative purposes.

“herein”, “hereof” and “hereunder”, and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Holder Beneficial Ownership Limit” shall have the meaning specified in Section 11.04(b).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent and without duplication:

(1)         in respect of borrowed money;

(2)         evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)         in respect of banker’s acceptances;

(4)         representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)         representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is more than six months after the date of placing the property in service or taking delivery and title thereto; or

(6)         representing any Hedging Obligations,

in each case, if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with U.S. GAAP. In addition, the term “Indebtedness” includes (i) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person and (ii) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) equal to the lesser of (x) the Fair Market Value of such asset as of the date of determination and (y) the amount of such Indebtedness.

Notwithstanding anything to the contrary in the foregoing paragraph, the term “Indebtedness” will not include (a) in connection with any Permitted Investment or other acquisition or any Asset Sale or other disposition, purchase price adjustments, indemnities or royalty, earn-out, contingent or other deferred payments of a similar nature, unless such payments are required under U.S. GAAP to appear as a liability on the balance sheet (excluding the footnotes); provided that at the time of closing, the amount of any such payment is not determinable or, to the extent such payment has become fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (f) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its subsidiaries. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815 “Derivatives and Hedging” and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” shall have the meaning specified in the preamble of this Indenture.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and proprietary knowhow and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); and (f) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons.

“Interest Payment Date” means each January 15 and July 15 of each year, beginning on January 15, 2020.

“Investments” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to Officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities (other than Permitted Equity Derivatives). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Indenture. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the repayment or disposition thereof for cash, not to exceed the original amount of such Investment.

“Issue Date” means July 25, 2019.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale

Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Legal Requirements” means, as to any Person, any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other governmental authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, in each case whether or not having the force of law.

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien (statutory or other), judgment liens, pledge, encumbrance, claim, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, servitude, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement and any lease in the nature thereof and any option, call, trust, contractual, statutory, UCC or similar right relating to such property, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any other arrangement having the effect of providing security. For the avoidance of doubt, in no event shall an operating lease or a license be deemed to constitute a Lien.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change in clause (a), (b) or (d) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 11.05(b).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 11.05(a).

“Maturity Date” means January 15, 2025.

“Maximum Share Settled Make Whole Shares” shall have the meaning specified in Section 11.03(a)(i).

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with U.S. GAAP, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released) and (4) in the case of any Asset Sale by a Restricted Subsidiary that is not a Subsidiary Guarantor, payments to holders of Capital Stock in such Restricted Subsidiary in such capacity (other than such Capital Stock held by the Company or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the

Capital Stock in such Restricted Subsidiary held by the Company or any Restricted Subsidiary; provided that in the case of any Product License (other than any Product License that provides for exclusive rights to develop, commercialize, sell, market, distribute or promote the Products within the United States or any Product License that would constitute a Product Intellectual Property Sale), Net Proceeds shall not include the portion of proceeds received from any cost-plus, royalty or other variable payment provision other than an upfront or fixed payment (which, for the avoidance of doubt, includes any milestone payments that are not based upon product sales) included therein; provided, further, that in the case of any Product License, Net Proceeds shall not include the portion of proceeds received specifically related to bona fide work performed by the Company or any Restricted Subsidiary, in a manner consistent with past practice.

“Non-Recourse Debt” means Indebtedness:

(1)         as to which none of the Company and its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, except, in each case, to the extent not prohibited by Section 4.12;

(2)         no Default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a Default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)         as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any Restricted Subsidiary, except as set forth above.

“Note” or “Notes” shall have the meaning specified in the recitals of this Indenture.

“Note Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Note Register” and “Note Registrar” shall have the meaning as set forth in Section 2.05(b).

“Notice of Conversion” shall have the meaning specified in Section 11.02(b).

“Notice of Redemption” shall have the meaning specified in Section 3.02(a).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, a chief executive officer, a president, a chief financial officer, a chief operating officer, any executive vice president, any senior vice president, any vice president, the treasurer or any assistant treasurer, the controller or any assistant controller or the secretary or any assistant secretary.

“Officer’s Certificate” means a written certificate containing the information specified in this Indenture, signed in the name of the Company, or any Subsidiary Guarantor, as applicable, by an Officer, and delivered to the Trustee; provided that, if such certificate is given pursuant to Section 17.14, (i) the Officer signing such certificate must be the Chief Financial Officer or the Chief Accounting Officer of the Company and (ii) such certificate need not contain the information specified elsewhere in this Indenture.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion containing the information specified in this Indenture, from legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Optional Redemption” shall have the meaning specified in Section 3.01(a).

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Outstanding” and “outstanding” when used with references to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)                                 Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been irrevocably deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)                                  Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)                                 Notes converted pursuant to Article 11 and required to be cancelled pursuant to Section 2.08; and

(e)                                  Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.12.

“Paying Agent” means the Company or the Person appointed by the Company in accordance with Section 4.02. The Trustee has been initially appointed as the paying agent.

“Permitted Bond Hedge Transaction” means (1) any call option or capped call option (or substantively equivalent derivative transaction) on the common or ordinary Capital Stock of the Company (or any direct or indirect parent company thereof) purchased by the Company or any of its Subsidiaries in connection with an issuance of debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock of the Company (or any direct or indirect parent company thereof), and (2) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing.

“Permitted Business” means any business conducted by the Company or any of its Restricted Subsidiaries on the Issue Date and any business that, in the good faith judgment of the Board of Directors, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansion thereof.

“Permitted Debt” means:

(1)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1), including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause, not to exceed $45.0 million at any one time outstanding;

(2)         the incurrence by the Company or any of its Restricted Subsidiaries of the Notes issued on the Issue Date and the related Subsidiary Guarantees (whether or not such Subsidiary Guarantees exist on the Issue Date);

(3)         the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

(4)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by either (A) Capital Lease Obligations, or (B) mortgage financings or purchase money obligations, in either case of sub-clause (A) or (B), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Capital Stock of any Person owning such assets), in an aggregate principal amount, including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause (4), not to exceed at any one time outstanding, in the case of each of sub-clause (A) and (B), $10.0 million;

(5)         Indebtedness (i) attaching to assets acquired by the Company or any Restricted Subsidiary and outstanding on the date on which such assets were acquired by the Company or such Restricted Subsidiary, except to the extent incurred in contemplation thereof or to consummate the relevant transaction, and (ii) of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary, except to the extent incurred in contemplation thereof or to consummate the relevant transaction, in the aggregate principal amount, including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause, not to exceed $10.0 million at any one time outstanding;

(6)         Indebtedness constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of Section 4.10, “refinance”), then outstanding Indebtedness (“Permitted Refinancing Indebtedness”) in an amount not to exceed the principal amount or liquidation value of the Indebtedness so refinanced, plus premiums, fees and expenses; provided, that:

(i)      in case the Notes are refinanced in part or the Indebtedness to be refinanced (other than the Existing Notes) is pari passu with the Notes, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with or subordinated in right of payment to the remaining Notes;

(ii)     in case the Indebtedness to be refinanced is Subordinated Indebtedness, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes;

(iii)    in case the Existing Notes are to be refinanced, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is either (i) expressly made subordinated in right of payment to the Notes or (ii) issued solely by the Company and will not at issuance or at any time thereafter be guaranteed by any of the Company’s Subsidiaries;

(iv)    the new Indebtedness does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced, and the Weighted Average Life to Maturity of the new Indebtedness is at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced;

(v)     if the Indebtedness being refinanced is unsecured Indebtedness, such Permitted Refinancing Indebtedness is unsecured Indebtedness; and

(vi)    in no event may Indebtedness of the Company or any Subsidiary Guarantor be refinanced pursuant to this clause by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor;

(7)         the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable), including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) above to refinance any Indebtedness incurred pursuant to this clause, not to exceed $5.0 million at any one time outstanding;

(8)         the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Restricted Subsidiaries; provided, however, that if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, then such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of the Company and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; provided, further, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

(9)         the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of any Disqualified Stock, preferred stock or preferred interest; provided, however, that if any of the Company’s Restricted Subsidiaries is the issuer of such Disqualified Stock, preferred stock or preferred interest and such Disqualified Stock, preferred stock or preferred interest is not held by the Company or a Subsidiary Guarantor, then such Disqualified Stock, preferred stock or preferred interest must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; provided, further, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Disqualified Stock, preferred stock or preferred interests, as applicable, being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Disqualified Stock, preferred stock or preferred interests, as applicable, to a Person that is not the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such Disqualified Stock, preferred stock or preferred interests, as applicable, by such Restricted Subsidiary that was not permitted by this clause (9);

(10)  Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(11)  the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor, and the guarantee by any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor of Indebtedness of another Restricted Subsidiary that is not a Subsidiary Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of Section 4.10; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Notes, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed; provided further that this clause (11) shall not permit the guarantee by any Subsidiary of the Existing Notes;

(12)  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers’ acceptances and similar obligations in the ordinary course of business;

(13)  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(14)  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from customary agreements of the Company or any such Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Restricted Subsidiaries, other than, in the case of any such disposition by the Company or any of its Restricted Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(15)  the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(16)  the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Restricted Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements;

(17)  the incurrence of Indebtedness in respect of letters of credit, bank guarantees, surety, indemnity, stay, customs, appeal, replevin or performance bonds and similar instruments issued for the account of the Company or the account of any of its Restricted Subsidiaries in the ordinary course of business, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature;

(18)  the incurrence of Indebtedness consisting of (a) the financing of insurance premiums in the ordinary course of business or (b) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(19)  to the extent constituting Indebtedness, Indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor in conformity with U.S. GAAP;

(20)  customer deposits and advance payments received in the ordinary course of business from customers or vendors for goods or services purchased in the ordinary course of business;

(21)  Indebtedness in the form of (a) guarantees of loans and advances to Officers, directors and employees permitted under clause (8) of the definition of “Permitted Investments,” and (b) reimbursements owed to Officers, directors and employees of the Company or any of its Subsidiaries; and

(22)  Indebtedness consisting of guarantees of indebtedness or other obligations of joint ventures permitted under clause (21) of the definition of “Permitted Investments,” in an amount incurred under this clause (22), not to exceed at any one time outstanding, $2.0 million.

“Permitted Equity Derivatives” means (1) any forward purchase, accelerated share purchase or other equity derivative transactions relating to the Capital Stock of the Company (or any direct or indirect parent company thereof) entered into by the Company or any Restricted Subsidiary provided that any Restricted Payment made in connection with such transaction is permitted pursuant to Section 4.12 and (2) any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)         (i) any Investment in the Company or any Subsidiary Guarantor, (ii) any Investment by any Restricted Subsidiary of the Company that is not a Subsidiary Guarantor in the Company or any Restricted Subsidiary (in each case, other than any Investment in any Capital Stock of the Company) and (iii) any Investment by the Company or any Restricted Subsidiary in any Excluded Subsidiary in an aggregate amount not to exceed $5.0 million in the aggregate since the Issue Date;

(2)         any Investment in Cash Equivalents;

(3)         any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if, as a result of, or in connection with, such Investment:

(i)                               such Person becomes or will become a Subsidiary Guarantor;

(ii)                            such Person becomes an Excluded Subsidiary; or

(iii)                         such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Subsidiary Guarantor;

(4)         any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11 or from a sale or other disposition of assets not constituting an Asset Sale;

(5)         any Investments to the extent made in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(6)         any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)         Investments represented by Hedging Obligations and Permitted Equity Derivatives;

(8)         loans and advances, and guarantees of such loans and advances, to Officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund any such Person’s purchase of Capital Stock of the Company or any direct or indirect parent entity of the Company, (b) required by applicable employment laws and (c) otherwise in an amount not to exceed $1.0 million at any one time outstanding;

(9)         any Investment of the Company or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date; provided that the amount of any such Investment may be increased as otherwise permitted under this Indenture;

(10)  guarantees of Indebtedness and lease and other ordinary course obligations otherwise permitted by the terms of this Indenture;

(11)  receivables owing to the Company or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;

(12)  payroll, business-related travel and similar advances that are made in the ordinary course of business;

(13)  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons in the ordinary course of business and entered with bona fide counterparties operating in the same industry as the Company;

(14)  advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(15)  Investments resulting from the acquisition of a Person otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(16)  stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof;

(17)  repurchase of any Notes or Existing Notes, provided that such Notes or Existing Notes are promptly cancelled pursuant to the terms of the applicable indenture;

(18)  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (18), do not, at any time outstanding, exceed $2.0 million, net of any cash return of capital with respect to such Investments received by the Company or any Restricted Subsidiary of the Company;

(19)  (i) lease, utility and other similar deposits, (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, and (iii) guaranties of business obligations owed to landlords, suppliers, customers, franchisees and licensees of the Company and its subsidiaries, in each case, in the ordinary course of business;

(20)  Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture; and

(21)  Investments in joint ventures, corporate collaborations or strategic alliances in the ordinary course of business of the Company or any of its Restricted Subsidiaries otherwise permitted by this Indenture; provided that any such cash Investments do not exceed $2.0 million.

“Permitted Licensing Arrangement” means (1) any Product License or other license for the use of the Intellectual Property of the Company or any of its Subsidiaries, in each case that is not an Exclusive Product License, (2) licenses, which may be exclusive, for the manufacturing and supply of the Product in the ordinary course of business, consistent with past practice and so long as such license does not relate to the commercialization, sale or distribution of any product and the Company and its Restricted Subsidiaries retain the rights to commercialize the Products, and (3) sponsored research licenses and similar licenses for research and development (but not the commercialization, sale or distribution of any product).

“Permitted Liens” means:

(1)         Liens securing any Indebtedness (and other related Obligations) incurred pursuant to clause (1) of the definition of “Permitted Debt”, including any Permitted Refinancing Indebtedness thereof;

(2)         Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof);

(3)         Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(4)         Liens to secure Capital Lease Obligations or purchase money obligations, as permitted to be incurred pursuant to clause (4) of the definition of “Permitted Debt,” and encumbering only the assets acquired with or financed by such Indebtedness (and other related Obligations) (plus improvements and accessions to such property or proceeds or distributions thereof);

(5)         Liens in the form of licenses or sublicenses of Intellectual Property;

(6)         (a) Liens in favor of the Company or the Subsidiary Guarantors; (b) Liens on the property of any Restricted Subsidiary that is not a Subsidiary Guarantor in favor of any other Restricted Subsidiary and (c) Liens on the property of any Subsidiary of the Company that is not a Restricted Subsidiary in favor of the Company or any of the Restricted Subsidiaries;

(7)         Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974, as amended) in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), insurance, surety, bid, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness); provided that such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(8)         Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, which proceedings (or Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; provided that any reserve or other appropriate provision as is required in conformity with U.S. GAAP has been made therefor;

(9)         any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, or pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under, any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value or marketability of said properties or materially impair their use in the operation of the business of the owner or operator of such properties or business;

(10)  (i) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance and (ii) deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business and supporting obligations of the type set forth in sub-clause (i); provided that such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(11)  judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with U.S. GAAP;

(12)  Liens securing Hedging Obligations;

(13)  Liens in favor of any collecting or payor bank having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary thereof on deposit with or in possession of such bank;

(14)  any obligations or duties affecting any of the property of the Company or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not materially impair the use of such property for the purposes for which it is held;

(15)  Liens on any amounts held by a trustee in the funds and accounts under an indenture securing any bonds issued for the benefit of the Company or any of the Subsidiary Guarantors;

(16)  Liens on deposit accounts incurred to secure Treasury Management Arrangements pursuant to such Treasury Management Arrangements incurred in the ordinary course of business;

(17)  any netting or set-off arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any of its Restricted Subsidiaries;

(18)  Liens on any deposit made by the Company to the account of the Trustee for the Existing Notes or to the account of a trustee of other Indebtedness of the Company, for the benefit of the holders of the Existing Notes or such other Indebtedness, solely in connection with repayment, repurchase, redemption or conversion of the Existing Notes or an effective discharge of such other Indebtedness; provided that, in each case, such cash is received in a transaction pursuant to Section 4.12(b)(ii) or Section 4.12(b)(v) for the purpose of such repayment, repurchase, redemption or conversion of the Existing Notes or such effective discharge of such other Indebtedness;

(19)  Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business); and which do not in the aggregate materially detract from the value of the property of Company and its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(20)  Liens on proceeds of insurance securing Indebtedness permitted pursuant to clause (17) and/or (18) of the definition of “Permitted Debt”;

(21)  to the extent constituting a Lien, escrow arrangements securing indemnification obligations in connection with an acquisition of a Person or a disposition that is otherwise permitted under this Indenture;

(22)  security deposits under real property leases that are made in the ordinary course of business; and

(23)  Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Company and the Restricted Subsidiaries and other precautionary UCC financing statements or similar filings.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common or ordinary Capital Stock of the Company (or any direct or indirect parent company thereof) issued or sold by the Company (or any direct or indirect parent company thereof) or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Product Intellectual Property” means any Intellectual Property of the Company and its Restricted Subsidiaries that is necessary for, or otherwise material to, the development, commercialization and/or manufacture, or other exploitation of the Products.

“Product Intellectual Property Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) by the Company or any Restricted Subsidiary, other than any Product License, of all or any substantial portion of the Product Intellectual Property, and (ii) any Exclusive Product License, other than a Permitted Licensing Arrangement, as a result of which the Company or its Restricted Subsidiary transfers all or a substantial portion of its legal or economic interests in the Product Intellectual Property in a transaction whereby the predominant consideration received for transferred interests in such Product Intellectual Property is to be received upfront or timebound fixed fee as compared to any retained or reversionary interests in such Product Intellectual Property and any rights of the Company or any of its Restricted Subsidiaries to royalties, milestones, profit sharing and other future payments in respect of such Product Intellectual Property and its commercialization.

“Product License” means any license, commercialization, co-promotion, collaborations, distribution, marketing or partnering agreement pursuant to which the Company or any Restricted Subsidiary grants to any Person (other than the Company or any Restricted Subsidiary) a license under any Product Intellectual Property.

“Products” means any of Eversense and Eversense XL.

“R&D Expenditure” means any expenditure incurred by the Company or any Restricted Subsidiary in research and development or clinical development efforts, or any license or distribution agreements, in connection with the Products or other potential product candidates that may be introduced by the Company for carrying on the business of the Company and its Restricted Subsidiaries that an Officer determines in good faith will enhance the income generating ability of the Company and its Restricted Subsidiaries, taken as a whole.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption” means the redemption of any Note by the Company pursuant to Article 3.

“Redemption Date,” shall have the meaning specified in Section 3.02(a).

“Redemption Notice Date,” with respect to any Redemption, means the date on which the Company delivers a notice of redemption with respect to such Redemption.

“Redemption Period” with respect to any Notes that are called for Redemption and converted, means the period from and including the Redemption Notice Date until the close of business on the Business Day immediately preceding the Redemption Date.

“Redemption Price,” with respect to any Redemption, shall have the meaning specified in Section 3.01(a).

“Reference Property” shall have the meaning specified in Section 11.09(a).

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Resale Registration Rights Agreement, among the Company, Senseonics, Incorporated and Jefferies LLC, as initial purchaser, dated as of July 25, 2019 (as it may be further amended, restated, replaced, supplemented or otherwise modified from time to time).

“Regular Record Date” and “regular record date” with respect to any Interest Payment Date, means the January 1 or July 1 (whether or not such day is a Business Day) immediately preceding the applicable January 15 or July 15 Interest Payment Date, respectively.

“Relevant Stock Exchange” means the NYSE American or, if the Common Stock is not then listed on the NYSE American, the principal other U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.

“Reporting Obligations” shall have the meaning specified in Section 6.03.

“Requisite Stockholder Approval” shall have the meaning specified in Section 11.03(a).

“Resale Documents” shall have the meaning set forth in the Registration Rights Agreement.

“Responsible Officer” when used with respect to the Trustee means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” means the Company acting to:

(1)         declare or pay any dividend or make any other payment or distribution on or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock (including any such payment in connection with any merger or consolidation involving such Person), except (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary, and (y) dividends or distributions payable solely to the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other Capital Stock holders on a pro rata basis with respect to the class of Capital Stock on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or any of its Restricted Subsidiaries of dividends or distributions of at least its pro rata share of such dividend or distribution);

(2)         purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company;

(3)         make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Restricted Subsidiary that is (i) Indebtedness that is contractually subordinated to the Notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) (“Subordinated Indebtedness”) or (ii) Existing Notes, except, (x) payments of principal at the Stated Maturity thereof, and (y) in the case of any Existing Indebtedness (other than Existing Notes or any refinancings thereof) with a Stated Maturity prior to the Maturity Date, the purchase, repurchase, redemption, defeasance or other acquisition of any such Existing Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition; or

(4)         make any Investment other than a Permitted Investment (a “Restricted Investment”).

“Restricted Securities” shall have the meaning specified in Section 2.05(f).

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of the Company that is not an Unrestricted Subsidiary, unless the context otherwise requires.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Obligations” shall have the meaning specified in Section 4.11(c).

“Share Exchange Event” shall have the meaning specified in Section 11.09(a).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act promulgated by the SEC as in effect on the Issue Date, provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $5,000,000 (or its foreign currency equivalent).

“Spin-Off” shall have the meaning specified in Section 11.06(c).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal, as applicable, was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided, however, that, with respect to clause (3) of the first paragraph of Section 4.12, the Stated Maturity of any Existing Indebtedness shall be the Stated Maturity as of the Issue Date or a later date to the extent the documents governing such Indebtedness shall have been amended or modified to provide for such later date.

“Stock Price” shall have the meaning specified in Section 11.05(c).

“Subsidiary” means, with respect to any specified Person:

(1)         any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)         any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.

“Subsidiary Guarantees” means the guarantees by each Subsidiary Guarantor of the Company’s Obligations under this Indenture and the Notes, as set forth in this Indenture.

“Subsidiary Guarantors” includes Senseonics Incorporated and each of the Company’s Restricted Subsidiaries formed or acquired after the Issue Date that is not an Excluded Subsidiary.

“Successor Company” shall have the meaning specified in Section 13.01(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NYSE American or, if the Common Stock (or such other security) is not then listed or quoted on The NYSE American, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, check endorsement guarantees, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling or sweep arrangements, payment processing, credit and debit card acceptance or merchant services and other treasury or cash management services.

“Trigger Event” shall have the meaning specified in Section 11.06(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Supplemental Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” shall have the meaning specified in the preamble of this Indenture, and, subject to the provisions of Article 8, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person.

“U.S. GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States in effect on the Issue Date.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“unit of Reference Property” shall have the meaning specified in Section 11.09(a).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)         has no Indebtedness other than Non-Recourse Debt;

(2)         is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)         is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has a direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)         has not guaranteed or otherwise provided credit support for any Indebtedness of the Company or any of the Company’s Restricted Subsidiaries.

“Valuation Period” shall have the meaning specified in Section 11.06(c).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)         the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)         the then-outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means, (a) any corporation one hundred percent of whose Capital Stock (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent Capital Stock (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) at such time.

Section 1.02                            References to Interest.

Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.09 and Section 6.03, as applicable. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01                            Designation and Amount.

The Notes are hereby created and authorized as a single series of securities. The Notes shall be designated as the “5.25% Convertible Senior Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $82,000,000, subject to Section 2.12 hereof and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 11.02(d) or Section 12.03(c).

Section 2.02                            Form of Notes and Trustee’s Certificate.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound hereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed, traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03                            Date and Denominations of Notes; Payments of Interest and Defaulted Amounts.

(a)                                 The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)                                 The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay or cause the Paying Agent to pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their addresses as they appear in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee, the Note Registrar or the Paying Agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)                                  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or clause (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)                                  The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04                            Execution and Authentications.

The Notes shall be signed on behalf of the Company by one of its Officers. Signatures may be in the form of a manual or facsimile signature.

The Company may use the facsimile signature of any Person who shall have been an Officer (at the time of execution), notwithstanding the fact that at the time the Notes shall be authenticated and delivered or disposed of such Person shall have ceased to be such an Officer of the Company. The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication by the Trustee.

A Note shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Notes, signed by an Officer, and the Trustee in accordance with such written order shall authenticate and deliver such Notes.

Upon the Company’s delivery of any such authentication order to the Trustee at any time after the initial issuance of Notes under this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, (1) an Opinion of Counsel or reliance letter and (2) an Officer’s Certificate stating that all conditions precedent to the execution, authentication and delivery of such Notes are in conformity with the provisions of this Indenture.

The Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.05                            Registration of Transfer and Exchange; Restrictions on Transfer; Depositary.

(a)                                 Notes may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose, for other Notes of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Notes so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Note or Notes that the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b)                                 The Company shall keep, or cause to be kept, at its office or agency designated for such purpose a register or registers (herein referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Note Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Note Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing.

(c)                                  No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

(d)                                 None of the Company, the Trustee or the Note Registrar shall be required to exchange or register a transfer of (1) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (2) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 12 or (3) any Notes selected for Redemption in accordance with Article 3.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. The provisions of this Section 2.05 are, with respect to any Global Note, subject to Section 2.11 hereof.

(e)                                  So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the second paragraph of Section 2.11(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(f)                                   Every Note that bears or is required under this Section 2.05(f) to bear the legend set forth in this Section 2.05(f) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(g), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(f) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(f) and Section 2.05(g), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing any Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(g), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that was effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                     REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                     AGREES FOR THE BENEFIT OF SENSEONICS HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)                   TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)                   PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                   TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                   PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall no longer apply in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(f) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall no longer apply in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(f) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(f)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(f).

Prior to the registration of any transfer pursuant to an exemption from registration provided by Rule 144 or any other available exemption from the registration requirements under the Securities Act, the Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. No representation is made as to the availability of any exemption from the registration requirements of the Securities Act.

(g)                                  Any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that was effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that was effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                     REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                     AGREES FOR THE BENEFIT OF SENSEONICS HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)                   TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)                   PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                   TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                   PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY

OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall no longer apply in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(g).

(h)                                 The Company will use commercially reasonable efforts to prevent any Affiliate from acquiring any Note; provided, however, that any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). Except as provided for in Section 2.12, the Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(i)                                     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)                                    Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06                            Temporary Notes.

Pending the preparation of definitive Notes, the Company may execute, and the Trustee shall authenticate and deliver, temporary Notes (printed, lithographed or typewritten) of any authorized denomination. Such temporary Notes shall be substantially in the form of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every temporary Note shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Without unnecessary delay the Company will execute and will furnish definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor (without charge to the Holders), at the office or agency of the Company designated for the purpose, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes, unless the Company advises the Trustee to the effect that definitive Notes need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

Section 2.07                            Mutilated, Destroyed, Lost or Stolen Notes.

In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same upon the written request or authorization of any Officer. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 11 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.08                            Cancellation of Notes Paid, Converted, Etc.

The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to the Company or any of the Company’s agents, Subsidiaries or Affiliates, to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall, upon receipt of a written request in a Company Order, be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall cancel Notes in accordance with its customary procedures and, after such cancellation, shall deliver evidence of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09                            Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Notes any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Notes.

Section 2.10                            Authenticating Agent.

So long as any of the Notes remain Outstanding there may be an Authenticating Agent for any or all Notes which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, transfer or partial redemption, repurchase or conversion thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Notes by the Trustee shall be deemed to include authentication by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company.

Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.11                            Global Notes.

(a)                                 The Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Note that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Notes, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction (or if the Depositary names the Trustee as its custodian, retained by the Trustee), and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.11 of this Indenture, this Note may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

(b)                                 Notwithstanding the provisions of Section 2.05, the Global Note may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

(c)                                  The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. None of the Company, the Trustee, the Paying Agent or the Conversion Agent shall have any responsibility or liability for any act or omission of DTC.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Note Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.12                            Repurchases.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to the Holders. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

Section 2.13                            CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION OF NOTES

Section 3.01                            Redemption.

(a)                                 The Company may redeem for cash all or part of the Notes, at its option, if (i) the Last Reported Sales Price of the Common Stock has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the Redemption Notice Date and (ii) a registration statement covering the resale of the Common Stock issuable upon conversion of the Notes is effective and available for use and is expected to remain effective and available for use during the Redemption Period as of the Redemption Notice Date, at a cash price (the “Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date. Notwithstanding the foregoing, if the Company sets a Redemption Date between a Regular Record Date and the corresponding Interest Payment Date, the Company will not pay accrued interest to any Holder of Notes to be redeemed, and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Regular Record Date.

Section 3.02                            Notice of Redemption; Selection of Notes.

(a)                                 In case the Company exercises its Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for Redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 5 Business Days prior to the date such Notice of Redemption is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Redemption (a “Notice of Redemption”) not less than 20 nor more than 60 calendar days prior to the Redemption Date to each Holder so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee and the Paying Agent (if other than the Trustee). The Redemption Date must be a Business Day.

(b)                                 The Notice of Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)                                  Each Notice of Redemption shall specify:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price;

(iii)                               that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)                              the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)                                 that Holders may surrender their Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(vi)                              the procedures a converting Holder must follow to convert its Notes;

(vii)                           the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 11.05;

(viii)                        the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)                              in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued

(d)                                 Subject to the Applicable Procedures of the Depositary, if fewer than all of the outstanding Notes are to be redeemed, the Company will instruct regarding the selection of Notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Company considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s Applicable Procedures.

Section 3.03                            Payment of Notes Called for Redemption. Partial Redemption.

(a)                                 If any Notice of Redemption has been given in respect of the Notes in accordance with Section 3.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the

Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)                                 Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 3.04                            Restrictions on Redemption.

The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 4

COVENANTS

Section 4.01                            Payment of Principal and Interest.

The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02                            Maintenance of Office or Agency.

So long as any of the Notes remain Outstanding, the Company agrees to maintain an office or agency with at such other location or locations as may be designated as provided in this Section 4.02, where (i) Notes may be presented for payment, (ii) Notes may be presented as herein above authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by any Officer authorized to sign an Officer’s Certificate and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. The Company initially appoints the Corporate Trust Office of the Trustee as its Paying Agent with respect to the Notes.

Section 4.03                            Paying Agents.

(a)                                 If the Company shall appoint one or more Paying Agents for all or any of the Notes, other than the Trustee, the Company will cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1)                     that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Persons entitled thereto;

(2)                     that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Notes) to make any payment of the principal of (and premium, if any) or interest on the Notes when the same shall be due and payable;

(3)                     that it will, at any time during the continuance of any failure referred to in Section 4.03(a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)                     that it will perform all other duties of Paying Agent as set forth in this Indenture.

(b)                                 If the Company shall act as its own Paying Agent with respect to any of the Notes, it will on or before each due date of the principal of (and premium, if any) or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on the Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

(c)                                  Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 14.06, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such money.

Section 4.04                            Conversion Agent.

The Paying Agent and Note Registrar for the Notes shall be located in the continental United States of America. The Company will also maintain in the continental United States of America an office or agency where the Notes may be surrendered for conversion (“Conversion Agent”). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of the Conversion Agent.

The Company may also from time to time designate additional offices or agencies where the Notes may be surrendered for conversion and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain a Conversion Agent in the continental United States of America. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Conversion Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Conversion Agent, and hereby initially designates the Corporate Trust Office as the location of the Paying Agent, Note Registrar and Conversion Agent for the Notes.

Section 4.05                            Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.06                            Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07                            Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.08                            Existence.

Subject to Article 13, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.09                            Registration Rights.

(a)                                 The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of the Registration Rights Agreement.

(b)                                 By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities.

(c)                                  Additional Interest payable by the Company pursuant to the Registration Rights Agreement will be payable in arrears on each Interest Payment Date following accrual as regular interest on the Notes as set forth in Section 2.03(c) and will be in addition to any Additional Interest that may accrue at the Company’s election pursuant to Section 6.03.

(d)                                 In no event shall Additional Interest accrue under the terms of this Indenture (together with any Additional Interest payable pursuant to Section 4.09(b) with any Additional Interest payable pursuant to Section 6.03) at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(e)                                  If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall, no later than two Business Days prior to the date on which any such Additional Interest is scheduled to be paid, deliver to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the date on which such Additional Interest is payable, (iii) a direction to the Paying Agent to make payment to the extent the Paying Agent receives funds from the Company to do so, and (iv) a notice to Holders detailing the Additional Interest that is payable and the date on which such payment is to be made.  Unless and until a Responsible Officer of the Trustee and Paying Agent receives at the Corporate Trust Office such a certificate, the Trustee and Paying Agent may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate setting forth the particulars of such payment.

Section 4.10                            Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                 The Company and the Subsidiary Guarantors will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock or preferred interests; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock or preferred interests, if the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries, on a consolidated basis, for the most recently completed four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock or preferred interests are issued, as the case may be, would have been at least 3.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock or preferred interests had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 Notwithstanding anything to contrary herein, Section 4.10(a) above will not prohibit the incurrence of any Permitted Debt.

(c)                                  For the purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) of the definition of “Permitted Debt,” or is entitled to be incurred pursuant to Section 4.10(a), the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this Section 4.10; provided that (x) all Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as incurred under clause (1) of the definition of “Permitted Debt” and (y) all Indebtedness represented by Existing Notes and outstanding on the Issue Date will be treated as incurred under clause (2) of the definition of “Permitted Debt” and, in each case, may not be reclassified.

(d)                                 The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.10, provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or first committed, in the case of revolving Indebtedness. Notwithstanding anything to the contrary in this Section 4.10, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e)                                  The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (a) the Fair Market Value of such assets at the date of determination and (b) the amount of the Indebtedness of the other Person.

This Section 4.10 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as 25% or less of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.11                            Asset Sales.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)                                     the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets subject to such Asset Sale; and

(ii)                                  at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is, or will be when paid (in the case of milestones, royalties and other deferred payment obligations), in the form of cash or Cash Equivalents.

For the purposes of clause (ii) above, the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness shall be deemed cash.

(b)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, effect any Product Intellectual Property Sale or Exclusive Product License to any Unrestricted Subsidiary or other Subsidiary that is not a Subsidiary Guarantor.

(c)                                  The Net Proceeds (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary (A) within 90 days of receipt thereof, to repay, prepay, repurchase, redeem, legally defease or otherwise retire the Credit Facilities or any other Indebtedness of the Company or any Restricted Subsidiary secured by a Lien on assets of the Company or any Restricted Subsidiary of the Company (excluding, in any such case, any Indebtedness owed to the Company or an Affiliate of the Company) (for purposes of this Section 4.11, the “Senior Obligations”) or (B) within 360 days of receipt thereof, if the Asset Sale is not a Product Intellectual Property Sale and solely with respect to the percentage of the Net Proceeds set forth in the “Company Retention” column in the table below, to reinvest in Additional Assets or R&D Expenditures (including by means of an Investment in Additional Assets or R&D Expenditures by a Restricted Subsidiary with Net Proceeds received by the Company or another Restricted Subsidiary), and in the case of either clause (A) or (B), to the extent not so applied shall constitute “Excess Proceeds.”

Proceeds (millions)	Note Redemption (%)	Company Retention (%)
First $10	0.0	100.0
Next $15	50.0	50.0
Any remaining proceeds thereafter	80.0	20.0

(d)                                 Pending application of Net Proceeds pursuant to this Section 4.11, such Net Proceeds shall, to the extent not inconsistent with the terms of the Senior Obligations, be invested in Cash Equivalents or applied to temporarily reduce revolving credit indebtedness. If the Asset Sale is not a Product Intellectual Property Sale and solely with respect to the percentage of the Net Proceeds set forth in the “Company Retention” column in the table above, any Net Proceeds that are not segregated from the general funds of the Company for investment in identified Additional Assets or R&D Expenditures in respect of a project that shall have been commenced, and/or for which binding contractual commitments have been entered into, prior to the end of such 360-day period shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Proceeds that ceases to be so segregated as contemplated above and any unapplied Net Proceeds that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Proceeds ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Proceeds that continues to be segregated for investment and that is not actually reinvested within 18 months from the date of the receipt of such Net Proceeds shall also constitute “Excess Proceeds.”

(e)                                  To the extent permitted under the Credit Agreement, when the aggregate amount of Excess Proceeds exceeds $7.5 million, the Company will be required to make an offer to purchase (the “Asset Sales Prepayment Offer”) the Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Proceeds remains after compliance with the preceding sentence and provided that all Holders of

Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

(f)                                   Within twenty Business Days after the Company is obligated to make an Asset Sales Prepayment Offer as described in Section 4.11(e), the Company will send a written notice, by first-class mail or electronically, to the Holders of the Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sales Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 20 days nor later than 30 Business Days from the date such notice is mailed. Nothing shall prevent the Company from conducting an Asset Sales Prepayment Offer earlier than as set forth in this paragraph. Upon completion of each Asset Sales Prepayment Offer, the amount of Excess Proceeds shall be reset to zero.

(g)                                  In connection with any Asset Sales Prepayment Offer pursuant to this Section 4.11, the Company will, if required:

(i)                                     comply with the tender offer rules under the Exchange Act that may then be applicable;

(ii)                                  file a Schedule TO or any other required schedule under the Exchange Act; and

(iii)                               otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Section to be exercised in the time and in the manner specified herein. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

This Section 4.11 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as 25% or less of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.12                            Restricted Payments

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly effect a Restricted Payment, unless, at the time of and after giving effect to such Restricted Payment:

(i)                                     no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;

(ii)                                  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth under Section 4.10; and

(iii)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date, is less than the sum, without duplication, of:

(1)                     50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)                     100% of the aggregate net cash proceeds received by the Company after the Issue Date as a contribution to its Common Equity capital or from the issue or sale of Capital Stock (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into, settled with or exchanged for Capital Stock of the Company (other than (x) Disqualified Stock or (y) Capital Stock and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

(3)                     to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid, the amount of the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), to the extent that such return was not otherwise included in the Consolidated Net Income of the Company for such period; plus

(4)                     without duplication of amounts that increase the amount available pursuant to the definition of “Permitted Investments” and this Section 4.12, cash dividends or distributions received by the Company or any Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period; plus

(5)                     to the extent that any Restricted Investment that was made after the Issue Date is made in an entity that subsequently becomes a Subsidiary Guarantor, the lesser of the initial amount of such Restricted Investment and the Fair Market Value of the Investment of the Company in such entity at the time it becomes a Subsidiary Guarantor.

(b)                                 Notwithstanding anything to the contrary therein, Section 4.12(a) will not prohibit:

(i)                                     the payment of any dividend or distribution on account of Capital Stock or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Capital Stock or giving of the Notice of Redemption, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 4.12;

(ii)                                  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness or Disqualified Stock of the Company or any Subsidiary Guarantor (excluding, for the avoidance of doubt, the Existing Notes) in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs substantially concurrently with such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;

(iii)                               so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, employee or consultant of the Company or any Restricted Subsidiary of the Company or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, phantom stock plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $1.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(1)                     the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to officers, directors, employees or consultants of the Company, of any of its Subsidiaries or of any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this Section; plus

(2)                     the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary of the Company after the Issue Date; and, in addition,

cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any Restricted Subsidiary of the Company in connection with a repurchase of Capital Stock of the Company or any Restricted Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section or any other provisions of this Indenture;

(iv)                              the purchase, redemption or other acquisition or retirement for value of Capital Stock (x) deemed to occur upon the exercise or conversion of stock options, warrants, convertible notes or similar rights to acquire Capital Stock to the extent that such Capital Stock represent all or a portion of the exercise, exchange or conversion price of those stock options, phantom stock, warrants, convertible notes or similar rights, or (y) made in lieu of payment of withholding taxes in connection with the vesting of Capital Stock or any exercise or exchange of stock options, phantom stock, warrants, convertible notes or similar rights to acquire such Capital Stock

(v)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Existing Notes, unsecured indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary upon a Fundamental Change or Asset Sale solely to the extent required by this Indenture or other instrument pursuant to which such Indebtedness or Disqualified Stock was issued, but only if the Company or such Restricted Subsidiary has first complied with its obligation under Article 12 and Section 4.11, as applicable;

(vi)                              the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the Common Equity of the Company or from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Capital Stock for purposes of clause (iii)(2) above;

(vii)                           so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth under Section 4.10;

(viii)                        cash payments in lieu of the issuance of fractional shares;

(ix)                              the making of cash payments in connection with any conversion or Redemption of the Notes, in each case, pursuant to the terms of this Indenture;

(x)                                 so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $2.5 million in the aggregate since the Issue Date, plus if any such Restricted Payment under this clause (x) was used to make an Investment, the cash return of capital with respect to such Investment (less the cost of disposition, if any);

(xi)                              payments or distributions to dissenting stockholders or equityholders pursuant to applicable law and any earn-outs, purchase price adjustments and other deferred consideration payable to the holders of the acquired entity in connection with any merger or consolidation of any Person not otherwise prohibited hereunder;

(xii)                           the purchase of any Permitted Bond Hedge Transaction and the settlement or termination of any Permitted Equity Derivatives;

(xiii)                        so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, repurchases of Existing Notes for cash, or repayments of any Existing Notes, using 100% of the aggregate net cash proceeds received by the Company from the substantially concurrent issue or sale (other than to a Subsidiary of the Company) of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company which, in either case, constitute Permitted Refinancing Indebtedness with respect to the Existing Notes;

(xiv)                       repurchases or redemptions of the Existing Notes on or after August 1, 2022; and

(xv)                          payments of interest, as described in Section 4.09 on the shares of Common Stock that have been issued upon conversion of the Notes.

(c)                                  The amount of all Restricted Payments (other than cash), including for purposes of clauses (i) through (xiv) above, will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the relevant Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.12 will be determined by the Company or, if such Fair Market Value is in excess of $5.0 million, by the Board of Directors, whose resolution with respect thereto will be delivered to the Trustee.

(d)                                 For purposes of determining compliance with this Section 4.12, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xiv) of Section 4.12(b) or is entitled to be incurred as one or more categories of Permitted Investments or is permitted pursuant to Section 4.12(a), the Company will be entitled to classify such Restricted Payment or portion thereof in any manner that complies with this Section 4.12, and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses, categories of Permitted Investments or Section 4.12(a).

(e)                                  For purposes of this Section 4.12, the Notes and the Existing Notes will be deemed not to be Capital Stock.

This Section 4.12 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as 25% or less of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.13                            Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness of any kind on any asset now owned or hereafter acquired, except Permitted Liens

This Section 4.13 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as 25% or less of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.14                            Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)                                     pay dividends or make any other distributions on its Capital Stock, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii)                                  make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii)                               sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)                                 The restrictions in Section 4.14(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)                                     this Indenture governing the Notes and any Credit Facility;

(ii)                                  applicable law, rule, regulation, Order, approval, license or permit or similar restriction;

(iii)                               restrictions existing on the Issue Date and any amendments or modifications thereof that do not materially expand the scope of any such restrictions;

(iv)                              any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent incurred in contemplation thereof;

(v)                                 customary non-assignment provisions in contracts, leases, licenses and other commercial or trade agreements otherwise not prohibited under this Indenture;

(vi)                              Capital Lease Obligations, any agreement governing purchase money obligations, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, purchase money obligations, security agreements or mortgages;

(vii)                           any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(viii)                        Permitted Refinancing Indebtedness with encumbrances or restrictions then contained in Indebtedness being refinanced that are not materially more restrictive, taken as a whole (as reasonably determined by the Company), than those contained in the agreements governing the Indebtedness being refinanced;

(ix)                              other permitted Indebtedness of the Company and Restricted Subsidiaries with terms that are customary and not materially more restrictive than terms of other Indebtedness of the Company or any Restricted Subsidiaries;

(x)                                 Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi)                              provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements relating to investments in a Permitted Business and other similar agreements entered into in the ordinary course of business;

(xii)                           restrictions on cash or other deposits or net worth, which encumbrances or restrictions are imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts into in the ordinary course of business;

(xiii)                        any encumbrance or restriction arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property of the Company and Restricted Subsidiaries, taken as a whole, or adversely affect the Company’s ability to make principal and interest payments on the Notes, in each case, as determined in good faith by the Company; and

(xiv)                       any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clauses (i) through (xiii) of this Section 4.14(b); provided, however, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as reasonably determined by the Company, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(c)                                  For purposes of determining compliance with this Section 4.14, the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

This Section 4.14 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as 25% or less of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.15                            Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to complete an Affiliate Transaction.

(b)                                 The following will be deemed not to be Affiliate Transactions and, therefore, will not be subject to this Section 4.15:

(i)                                     any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and approved by the Board of Directors;

(ii)                                  transactions between or among the Company and its Restricted Subsidiaries;

(iii)                               transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns an Capital Stock in such Person;

(iv)                              the payment of reasonable directors’ fees or expenses, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law, in each case in the ordinary course of business;

(v)                                 sales of Capital Stock of the Company to Affiliates of the Company and the granting and performance of registration rights;

(vi)                              transactions pursuant to agreements in effect on the Issue Date;

(vii)                           transactions in respect of the distribution agreement, dated as of May 24, 2016, by and among the Company, Roche Diagnostics International AG and Roche Diabetes Care GmbH (together with any amendments, modifications, extensions or replacements thereof);

(viii)                        Permitted Investments and Restricted Payments as permitted pursuant to Section 4.12;

(ix)                              any repurchases, redemptions or other retirements for value by the Company or any of its Restricted Subsidiaries of Indebtedness of any class held by any Affiliate of the Company, so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally, and Affiliates have an economic interest in no more than 50% of the aggregate principal amount of such class of Indebtedness;

(x)                                 purchases and sales of raw materials or inventory in the ordinary course of business on market terms; and

(xi)                              the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and/or one or more Subsidiaries, on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis.

This Section 4.15 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as 25% or less of the initial aggregate principal amount of the Notes remain outstanding.

Section 4.16                            Future Subsidiary Guarantees.

(a)                                 If, after the Issue Date, (i) the Company or any Restricted Subsidiary of the Company forms or acquires any Person that is not an Excluded Subsidiary or (ii) an Excluded Subsidiary guarantees any Indebtedness of the Company or any Subsidiary Guarantor, then the Company shall cause such Person to, within 30 days after the date of such event:

(i)                                     execute and deliver to the Trustee a supplemental indenture, any other agreements (including, without limitation, any supplement to the Registration Rights Agreement, if the Company has any remaining obligations under such agreement) and a notation of such Subsidiary Guarantee pursuant to which such Restricted Subsidiary that is not an Excluded Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes, this Indenture and the Registration Rights Agreement on the terms set forth in this Indenture; and

(ii)                                  deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each certifying that such supplemental indenture and such supplement to the Registration Rights Agreement, if applicable, has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes.

Section 4.17                            Designation of Restricted and Unrestricted Subsidiaries.

As of the Issue Date, all of the Subsidiaries of the Company will be Restricted Subsidiaries. The Board of Directors will be able, at any time after the Issue Date, to designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, that immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments permitted under Section 4.12. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors or a committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.12. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Company will be in Default of Section 4.10. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and the creation, incurrence, assumption or otherwise causing to exist any Lien of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the relevant four-quarter period; (2) such Lien is permitted; and (3) no Default or Event of Default would be in existence following such designation.

Section 4.18                            Limitation on Issuance of Capital Stock.

No Subsidiary Guarantor may issue any Capital Stock of such Subsidiary Guarantor (including by way of sales of treasury stock or the issuance of any debt security that is convertible into, or exchangeable for, Capital Stock of such Subsidiary Guarantor) to any Person other than (i) to the Company or any other Subsidiary Guarantor, (ii) in connection with the transfer of all of the Capital Stock of such Subsidiary Guarantor otherwise permitted under this Indenture, or (iii) the issuance of director’s qualifying shares or other nominal shares required by law to be held by a Person other than the Company or a Subsidiary Guarantor.

This Section 4.18 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as 25% or less of the initial aggregate principal amount of the Notes remain outstanding.

ARTICLE 5

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01                            Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee (a) within 15 days after each regular record date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company, and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any Notes for which the Trustee shall be the Note Registrar.

Section 5.02                            Preservation Of Information; Communications With Holders.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of Holders received by the Trustee in its capacity as Note Registrar (if acting in such capacity).

(b)                                 The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Section 5.03                            Reports by the Company.

(a)                                 The Company shall file with the Trustee and the Holders copies of any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system (or any successor system) shall be deemed to be filed with the Trustee and the Holders for purposes of this Section 5.03 at the time such document or report is filed via the EDGAR system (or such successor system). Delivery of reports, information and documents described in this Section 5.03 to the Trustee is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports.

(b)                                 The Company will schedule a conference call to be held not more than 15 calendar days following the release of each quarterly and annual report referred to in Section 5.03(a), but after the release of any “earnings release” corresponding to the period at such report, at which the Company will make available at least one member of its senior management to discuss the information contained in such report on such conference call. Such conference call may take place as part of the Company’s quarterly and annual earnings conference calls. The Company will notify Holders about such call and provide Holders with call-in information concurrently with and in the same manner as each delivery of such reports.

(c)                                  If the Company has designated any Subsidiaries as Unrestricted Subsidiaries, then the Company’s quarterly and annual financial information required by Section 5.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 6.01                            Events of Default.

Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)                                 default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)                                 default in the payment of principal of any Note when due and payable on the Maturity Date, upon Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)                                  failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right;

(d)                                 failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 12.02 or a Make-Whole Fundamental Change Company Notice in accordance with Section 11.05(b), in each case, when due, and such failure continues for three (3) Business Days after the due date for such notice;

(e)                                  failure by the Company to comply with its obligations under Article 13;

(f)                                   failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)                                  default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its Stated Maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its Stated Maturity, upon Redemption, required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(h)                                 a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                                     the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, Custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)                                    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, Custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days; or

(k)                                 except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on its behalf, shall deny or disaffirm its obligation under the Subsidiary Guarantee.

Section 6.02                            Acceleration; Rescission and Annulment.

If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company), unless the principal of all of the Outstanding Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders, shall) declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 8.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03                            Additional Interest.

Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) the failure by the Company to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure by the Company to comply with its reporting obligations under Section 5.03(a) (the “Reporting Obligations”) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 calendar days after the occurrence of such an Event of Default (beginning on, and including, the date on which such an Event of Default first occurs) and (y) 0.50% per annum of the principal amount of the Notes outstanding for each day from the 181st calendar day to, and including, the 365th calendar day following the occurrence of such an Event of Default. In no event will the Additional Interest described in this paragraph accrue at a rate in excess of 0.25% per annum during the initial 180-day period or 0.50% per annum during the subsequent 185-day period pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest (in addition to any Additional Interest that may accrue as a result of the Company’s failure to comply with its obligations under Section 4.09). In no event will Additional Interest payable at the Company’s election for failure to comply with the Reporting Obligations (together with any Additional Interest that may accrue as a result of the Company’s failure to comply with its obligations under Section 4.09) accrue at a rate in excess or 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th calendar day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Reporting Obligations is not cured or waived prior to such 366th calendar day), the Notes shall be immediately subject to acceleration under Section 6.02. The provisions of this Section 6.03 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration under Section 6.02.

In order to elect to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Reporting Obligations in accordance with this Section 6.03, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in writing of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration under Section 6.02.

Section 6.04                            Payments of Notes on Default; Suits Therefor.

If an Event of Default described in Section 6.01(a) or Section 6.01(b) shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), and interest, if any, with interest on any overdue principal, and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, Custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 8.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05                            Application of Monies Collected by Trustee.

Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 8.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06                            Proceedings by Holders.

Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, Custodian or other similar official, or for any other remedy hereunder, unless:

(a)                                 such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)                                 Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)                                  such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to the Trustee, in its reasonable judgment, against any loss, liability, claim or expense to be incurred therein or thereby;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)                                  no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery on or after the applicable due date, as the case may be.

Section 6.07                            Proceedings by Trustees.

In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08                            Remedies Cumulative and Continuing.

Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09                            Direction of Proceedings and Waiver of Defaults by Majority of Holders.

The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10                            Notice of Defaults.

The Trustee shall, within 90 days after a Responsible Officer of the Trustee has actual knowledge of a Default, send to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11                            Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 11.

ARTICLE 7

HOLDERS’ MEETINGS

Section 7.01                            Purpose of Meetings.

A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 7 for any of the following purposes:

(a)                                 to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)                                 to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c)                                  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)                                 to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 7.02                            Call of Meetings by Trustee.

The Trustee may at any time call a meeting of Holders to take any action specified in Section 7.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in Person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 7.03                            Call of Meetings by Company or Holders.

In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 7.01, by delivering notice thereof as provided in Section 7.02.

Section 7.04                            Qualifications for Voting.

To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 7.05                            Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 7.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 7.02 or Section 7.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 7.06                            Voting.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 7.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 7.07                            No Delay of Rights by Meeting.

NOTHING CONTAINED IN THIS ARTICLE 7 SHALL BE DEEMED OR CONSTRUED TO AUTHORIZE OR PERMIT, BY REASON OF ANY CALL OF A MEETING OF HOLDERS OR ANY RIGHTS EXPRESSLY OR IMPLIEDLY CONFERRED HEREUNDER TO MAKE SUCH CALL, ANY HINDRANCE OR DELAY IN THE EXERCISE OF ANY RIGHT OR RIGHTS CONFERRED UPON OR RESERVED TO THE TRUSTEE OR TO THE HOLDERS UNDER ANY OF THE PROVISIONS OF THIS INDENTURE OR OF THE NOTES.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.01                            Certain Duties and Responsibilities of Trustee.

(a)                                 The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing of all Events of Default with respect to the Notes that may have occurred, shall undertake to perform with respect to the Notes such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Notes has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all such Events of Default with respect to the Notes that may have occurred:

(A)                   the duties and obligations of the Trustee shall with respect to the Notes be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)                   in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Notes conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the

Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(ii)                                  the Trustee shall not be liable to any Holder or to any other Person for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes;

(iv)                              none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity and security against such risk is not reasonably assured to it;

(v)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder;

(vi)                              The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee; and

(vii)                           No Trustee shall have any duty or responsibility for any act or omission of any other Trustee appointed with respect to the Notes hereunder.

Section 8.02                            Certain Rights of Trustee.

Except as otherwise provided in Section 8.01:

(a)                                 The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by any authorized Officer of the Company (unless other evidence in respect thereof is specifically prescribed herein);

(c)                                  The Trustee may consult with counsel and the opinion or written advice of such counsel or, if requested, any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Notes (that has not been cured or waived), to exercise with respect to the Notes such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(e)                                  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)                                   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents or inquire as to the performance by the Company of one of its covenants under this Indenture, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the Outstanding Notes affected thereby (determined as provided in Section 9.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require security or indemnity reasonably acceptable to the Trustee against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 [Reserved];

(i)                                     In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(j)                                    The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that such instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties. The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to furnish the Trustee with Officer’s Certificates, Company Orders and any other matters or directions pursuant to this Indenture.

(k)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Notes, and each agent, custodian or other Person employed to act under this Indenture.

(l)                                     The Trustee shall not be deemed to have knowledge of any Default or Event of Default (other than an Event of Default constituting the failure to pay the interest on, or the principal of, the Notes if the Trustee also serves the Paying Agent for such Notes) until a Responsible Officer of the Trustee shall have received written notification in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge.

(m)                             Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(n)                                 Any rights in favor of the Trustee that may be discretionary in nature shall not be construed as duties of the Trustee.

Section 8.03                            Trustee Not Responsible for Recitals or Issuance or Notes.

(a)                                 The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee shall not be responsible for any statement in any registration statement, prospectus, offering memorandum or any other document in connection with the sale of Notes. The Trustee shall not be responsible for any rating on the Notes or any action or omission of any rating agency.

(b)                                 The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

(c)                                  The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

Section 8.04                            May Hold Notes.

The Trustee or any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

Section 8.05                            Moneys Held in Trust.

Subject to the provisions of Section 14.06, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

Section 8.06                            Compensation and Reimbursement.

(a)                                 The Company shall pay to the Trustee for each of its capacities hereunder from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                                 The Company shall indemnify each of the Trustee in each of its capacities hereunder against any loss, liability or expense (including the cost of defending itself and including the reasonable compensation and expenses of the Trustee’s agents and counsel) incurred by it except as set forth in Section 8.06(c) in the exercise or performance of its powers, rights or duties under this Indenture as Trustee or agent (whether asserted against the Company or any other person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to Officers, directors, employees, shareholders and agents of the Trustee.

(c)                                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any Officer, director, employee, shareholder or agent of the Trustee through their negligence or willful misconduct (as determined in a final non-appealable decision of a court of competent jurisdiction).

(d)                                 To ensure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all funds or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(i) or (j), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section 8.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 8.07                            Reliance on Officer’s Certificate.

Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 8.08                            Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 8.09                            Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial, or District of Columbia authority.

If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign promptly in the manner and with the effect specified in Section 8.10.

Section 8.10                            Resignation and Removal; Appointment of Successor.

(a)                                 The Trustee or any successor hereafter appointed may at any time resign with respect to the Notes by giving written notice thereof to the Company and the Holders of such Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Notes by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the sending of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Notes, or any Holder of such Notes who has been a bona fide Holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                                 In case at any time any one of the following shall occur:

(i)                                     the Trustee shall fail to comply with the provisions of Section 8.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six months; or

(ii)                                  the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)                               the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to all Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                                  The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee with respect to such Notes by so notifying the Trustee and the Company and may appoint a successor Trustee for such Notes with the consent of the Company.

(d)                                 Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

(e)                                  Any successor trustee appointed pursuant to this Section may be appointed with respect to the Notes, and at any time there shall be only one Trustee with respect to the Notes.

Section 8.11                            Acceptance of Appointment By Successor.

(a)                                 In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of any amounts due to it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor trustee with respect to the Notes, the Company, the retiring Trustee and each successor trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Notes to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor trustee relates.

(c)                                  Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 8.11, as the case may be.

(d)                                 No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(e)                                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall send notice of the succession of such trustee hereunder to the Holders. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 8.12                            Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, including the administration of the trust created by this Indenture, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

ARTICLE 9

CONCERNING THE HOLDERS

Section 9.01                            Evidence of Action by Holders.

Whenever in this Indenture it is provided that the Holders of a majority or specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such majority or specified percentage of those Notes have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders of Notes in Person or by agent or proxy appointed in writing.

If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 9.02                            Proof of Execution by Holders.

Subject to the provisions of Section 8.01, proof of the execution of any instrument by a Holder (such proof will not require notarization) or his or her agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a)                                 The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)                                 The ownership of Notes shall be proved by the Note Register of such Notes or by a certificate of the Note Registrar thereof.

The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 9.03                            Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any Paying Agent and any Note Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Note Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary.

Section 9.04                            Certain Notes Owned by Company Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, the Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes that the Trustee actually knows are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 9.05                            Actions Binding on Future Holders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder that is shown by the evidence to be included in the Notes may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01                     Supplemental Indentures Without the Consent of Holders.

The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto and/or the Notes for one or more of the following purposes:

(a)                                 to cure any ambiguity, omission, defect or inconsistency;

(b)                                 to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article 13;

(c)                                  to add guarantees with respect to the Notes;

(d)                                 to secure the Notes;

(e)                                  to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)                                   to make any change that does not adversely affect the rights of any Holder in any material respect;

(g)                                  in connection with any Share Exchange Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 11.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 11.09;

(h)                                 to increase the Conversion Rate as provided in this Indenture;

(i)                                     to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(j)                                    to provide for the acceptance of appointment by a successor trustee, Note Registrar, Paying Agent or Conversion Agent or facilitate the administration of the trusts under this Indenture by more than one Trustee or Paying Agent;

(k)                                 to comply with the rules of any applicable securities depository, including DTC, in a manner that does not adversely affect the rights of any Holder; or

(l)                                     conform the provisions of this Indenture to the “Description of Notes” section in the preliminary offering memorandum, as supplemented by the related pricing term sheet, as evidenced in an Officer’s Certificate.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemented indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provision of Section 10.02.

Section 10.02                     Supplemental Indentures With Consent of Holders.

With the consent (evidenced as provided in Article 9) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 9 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)                                 reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

(b)                                 reduce the rate of or extend the stated time for payment of interest on any Note;

(c)                                  reduce the principal of or extend the Maturity Date of any Note;

(d)                                 except as required by this Indenture, make any change that adversely affects the conversion rights of any Notes;

(e)                                  reduce the Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify, in any manner adverse to the Holders, the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                                   make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)                                  change the ranking of the Notes;

(h)                                 make any change in this Article 10 or in the waiver provisions in Section 6.02 or Section 6.09, in each case, that requires each Holder’s consent; or

(i)                                     other than in accordance with the provisions of this Indenture, eliminate any Subsidiary Guarantee of the Notes.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02  to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03                     Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the

Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04                     Notation on Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an Authenticating Agent duly appointed by the Trustee pursuant to Section 2.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05                     Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.

In addition to the documents required by Section 17.08, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

ARTICLE 11

CONVERSION OF NOTES

Section 11.01                                        Conversion Privilege.

Subject to and upon compliance with the provisions of this Article 11, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date at an initial Conversion Rate of 757.5758 shares of Common Stock (subject to adjustment as provided in this Article 11, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 11.02, the “Conversion Obligation”).

Section 11.02                                        Conversion Procedure; Settlement Upon Conversion.

(a)                                 Subject to this Section 11.02, Section 11.05(b) and Section 11.09(a), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by delivering to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 11.02(j) and, if applicable, a cash payment as described under Section 11.03, on the second Business Day immediately following the relevant Conversion Date.

(b)                                 Subject to Section 11.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.02(h) and (ii) in the case of a Physical Note, the Holder thereof shall (1) complete, manually sign and deliver an irrevocable notice (or a facsimile, PDF or other electronic transmission thereof) to the Conversion Agent as set forth in the Form of Notice of Conversion (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.02(h) and (5) if required, pay all transfer or similar taxes, if any. In addition, a Holder may be required to provide a certification to the Company as to whether the Person or Persons receiving shares of Common Stock upon conversion is, or would, as a result of such conversion, become the beneficial owner of shares of Common Stock outstanding at such time in excess of any Beneficial Ownership Limits then applicable to such Person or Persons. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 11 on the Conversion Date for such conversion. The exercise of such conversion rights shall be irrevocable. No Holder may surrender Notes for conversion if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 12.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                                  A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 11.02(b). The Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d)                                 In case any Note shall be surrendered for partial conversion, the Company shall deliver a Company Order, and the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)                                  If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than such Holder’s name, in which case such Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing shares of the Common Stock being issued in a name other than such Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                                   Except as provided in Section 11.06, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 11.

(g)                                  Upon the conversion of an interest in a Global Note, the Trustee, or the Note Custodian (if other than the Trustee) at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)                                 Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.

Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date shall be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the Holder was the holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, in respect of Notes converted; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, in respect of Notes converted; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(i)                                     The Person in whose name the shares of Common Stock shall be issuable upon conversion shall become the holder of record of such shares as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Conversion Obligation due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the full amount of interest payable on such Interest Payment Date, in accordance with clause (h) above.

(j)                                    The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.

Section 11.03                                        Special Settlement in Connection with a Make-Whole Fundamental Change or Redemption Period.

(a)                                 If a Note is to be converted in connection with a Make-Whole Fundamental Change or during a Redemption Period, then the Company will settle such conversion based on a Conversion Rate that reflects the Additional Shares added thereto pursuant to the provisions described in Section 11.05. However, in order to comply with Section 713 of the NYSE American LLC Company Guide that limit the number of shares of Common Stock the Company may deliver upon conversion of the Notes unless the Company first obtains the approval of its stockholders (the “Requisite Stockholder Approval”) in accordance with the rules of the NYSE American, the Company may be required to partially cash settle conversions made in connection with a Make-Whole Fundamental Change or during a Redemption Period. Accordingly, if the Company has not obtained the Requisite Stockholder Approval as of the effective date of a Make-Whole Fundamental Change or a Redemption Notice Date, as applicable, then the Company will settle the conversion of a Note made in connection with such Make-Whole Fundamental Change or during a Redemption Period as follows:

(i)                                     the Company will settle such conversion in the manner described in Section 11.02, including such Additional Shares delivered pursuant to Section 11.05; provided that the Company will not be required to deliver a number of shares of Common Stock per $1,000 principal amount greater than 775.1937, subject to adjustment in the same manner as the Conversion Rate as set forth under Section 11.06 (such number of shares, the “Maximum Share Settled Make Whole Shares”; and the excess of the number of shares that would have been delivered over the Maximum Share Settled Make Whole Shares, the “Cash Settled Make Whole Shares”); and

(ii)                                  in addition, the Company will pay with respect to the Cash Settled Make Whole Shares, no later than the second Business Day after the Conversion Date for such conversion, an amount per $1,000 principal amount of such Note to be converted equal to the product of the number of Cash Settled Make Whole Shares and the Stock Price applicable to such Make-Whole Fundamental Change or Notice of Redemption, as applicable.

Notwithstanding anything to the contrary described above, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is comprised entirely of cash, then the Company will settle the conversion of any Note following the Effective Date of such Make-Whole Fundamental Change by delivering, on or before the second Business Day after the Conversion

Date for such conversion, an amount of cash, per $1,000 principal amount of such Note to be converted, equal to the product of (i) the Stock Price for such Make-Whole Fundamental Change; and (ii) the applicable Conversion Rate (including any adjustment as described in Section 11.06). The Company shall notify Holders, in the Make-Whole Fundamental Change Company Notice or Notice of Redemption, as applicable, whether the Company has obtained the Requisite Stockholder Approval.

Section 11.04                                        Limits Upon Issuance of Shares of Common Stock Upon Conversion.

(a)                                 Notwithstanding anything to the contrary herein, no Person will be entitled to receive any shares of Common Stock otherwise deliverable upon conversion of the Notes to the extent, but only to the extent, that such receipt would cause such Person to become, directly or indirectly, a Beneficial Owner of more than 9.99% of the shares of the Common Stock outstanding at such time (such restriction, the “General Beneficial Ownership Limit”).

For purposes of this Section 11.04 only, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to beneficially own any shares of Common Stock that such Person or any of such person’s Affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, together with any shares of Common Stock beneficially owned by any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. Subject to the following proviso, for purposes of the this Section 11.04 only, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder as in effect on the Issue Date; provided that the number of shares of Common Stock beneficially owned by such Person and its Affiliates and associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act shall include the number of shares of Common Stock issuable upon exercise or conversion of any of the Company’s securities or rights to acquire the Common Stock, whether or not such securities or rights are currently exercisable or convertible or are exercisable or convertible only after the passage of time (including the number of shares of Common Stock issuable upon conversion of the Notes in respect of which the beneficial ownership determination is being made), but shall exclude the number of shares of Common Stock that would be issuable upon (A) conversion of the remaining, unconverted portion of any Notes beneficially owned by such Person or any of its Affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act and (B) exercise or conversion of the unexercised or unconverted portion of any of the Company’s other securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its Affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the term “Beneficial Owner” as used in this Section 11.04 shall not include (i) with respect to any Global Note, the nominee of the Depositary or any Person having an account with the Depositary or its nominee or (ii) with respect to any certificated Note, the Holder of such certificated Note unless, in each case, such nominee, account holder or Holder shall also be a Beneficial Owner of such Note.

(b)                                 In addition, a Holder at its option may elect a beneficial ownership limit as to such Holder (but not as to any other Holder) that is less than or equal to the general beneficial ownership limit then applicable to the Holders in general upon written notice delivered to the Company prior to the issuance of the Notes or, if thereafter, at least 61 days prior to the date of effectiveness of such lower beneficial ownership limit, specifying the percentage of shares of Common Stock for the beneficial ownership limit that shall apply to such Holder (such beneficial ownership limit, a “Holder Beneficial Ownership Limit” and together with the general beneficial ownership limit, the “Beneficial Ownership Limits”). Written notices sent by Holders electing a Holder Beneficial Ownership Limit pursuant to this Section 11.04(b) received prior to the Issue Date and the issuance of the Notes are listed on Schedule A to this Indenture.

(c)                                  Any purported delivery of shares of Common Stock upon conversion of the Notes shall be void and have no effect to the extent, but only to the extent, that such delivery would result in any Person becoming the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the Beneficial Ownership Limits applicable to such Person.

(d)                                 Unless the Company has waived the General Beneficial Ownership Limit as set forth in Section 11.04(f) and there is no Holder Beneficial Ownership Limit applicable to a Holder, when such Holder tenders Notes for conversion, that Holder must provide a certification to the Company as to whether the Person (or Persons) receiving shares of Common Stock upon conversion is, or would, as a result of such conversion, become the beneficial owner of shares of Common Stock outstanding at such time in excess of any beneficial ownership limit then applicable to such Person (or Persons).

(e)                                  If any delivery of shares of Common Stock otherwise owed to any Person (or persons) upon conversion of the Notes is not made, in whole or in part, as a result of the applicable Beneficial Ownership Limits, the Company’s obligation to make such delivery shall not be extinguished and, such Holder may either:

(i)                                     request the return of the Notes surrendered by such Holder for conversion, after which the Company shall deliver such Notes to such Holder within two trading days after receipt of such request; or

(ii)                                  certify to the Company that the Person(or persons) receiving shares of Common Stock upon conversion is not, and would not, as a result of such conversion, become the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the applicable Beneficial Ownership Limits, after which the Company shall deliver any such shares of Common Stock withheld on account of such applicable Beneficial Ownership Limits by the later of (i) the date such shares were otherwise due to such Person(or persons) and (ii) two trading days after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no Person shall be deemed to be the stockholder of record with respect to the shares of Common Stock otherwise deliverable upon conversion in excess of any applicable Beneficial Ownership Limit. Upon delivery of such notice, the provisions under Section 11.02 shall apply to the shares of Common Stock to be delivered pursuant to such notice.

(f)                                   The Company may, at their option with the approval of the Board of Directors and subject to the applicable listing standards of NYSE American, waive the General Beneficial Ownership Limit (as to a particular Person or as to all persons). In the event that the Company exercises its right to waive the General Beneficial Ownership Limit to all Persons, the Company or, at the Company’s written request and expense, the Trustee, shall deliver or cause to be delivered to each Holder 61 days prior to the effective waiver date an irrevocable notice stating that as of an effective date specified therein, the Company waives any restrictions that limit a Holder from converting its Notes in the event that such Holder is, or would, as a result of a conversion of Notes, become, a restricted converting Holder. Any such waiver of the General Beneficial Ownership Limit would not effect a waiver of any Holder Beneficial Ownership Limit.

Section 11.05                                        Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Redemption Period.

(a)                                 If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, or the Company issues a Notice of Redemption as set forth under Article 3 and a Holder elects to convert its Notes called for Redemption, if any, during the related Redemption Period, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). For the avoidance of doubt, if the Company elects to redeem less than all of the outstanding Notes, then Holders of the Notes not called for Redemption will not be entitled to an increased Conversion Rate for such Notes as described in this Section on account of the Redemption.

(b)                                 Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or during a Redemption Period, the Company shall satisfy the related Conversion Obligation by delivering shares of

Common Stock, including Additional Shares, in accordance with Section 11.02 but subject to the provisions under Section 11.03; provided, however, that if the consideration received by holders of the Common Stock in exchange for such Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. The Company shall notify the Trustee, the Conversion Agent (if other than the Trustee) and Holders (a “Make-Whole Fundamental Change Company Notice”), in accordance with Section 17.04, of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c)                                  The amount, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table in Section 11.05(e), based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the Redemption Notice Date, as applicable and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or on the Redemption Notice Date, as applicable. If the holders of Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date or the Redemption Notice Date, as the case may be. In the event that a conversion during a Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice Date or the Effective Date of the applicable Make-Whole Fundamental Change, and the later event will be seemed not to have occurred for purposes of this Section 11.05. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs during such five consecutive Trading Day period.

(d)                                 The Stock Prices set forth in the column headings of the table in Section 11.05(e) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The amounts by which the Conversion Rate shall be increased as set forth in the table in Section 11.05(e) shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 11.06.

(e)                                  The following table sets forth the amounts, if any, by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 11.05 for each Stock Price and Effective Date or Redemption Notice Date set forth below:

Effective Date	Stock Price
	$1.10	$1.20	$1.32	$1.50	$1.98	$3.00	$4.00	$5.00	$7.00	$10.00	$15.00	$20.00
7/25/2019	151.5151	151.5151	151.5151	140.8242	137.4261	90.7012	68.0259	54.4207	38.8719	27.2104	18.1402	13.6052
1/15/2020	151.5151	151.5151	151.5151	136.4909	126.1966	83.2898	62.4673	49.9739	35.6956	24.9869	16.6580	12.4935
1/15/2021	151.5151	151.5151	151.5151	125.7575	101.8981	67.2528	50.4396	40.3517	28.8226	20.1758	13.4506	10.0879
1/15/2022	151.5151	151.5151	146.9697	110.9575	77.1215	50.9002	38.1751	30.5401	21.8144	15.2701	10.1800	7.6350
1/15/2023	151.5151	151.5151	126.0606	90.2909	51.8508	34.2215	25.6661	20.5329	14.6664	10.2664	6.8443	5.1332
1/15/2024	151.5151	131.5909	94.0152	59.0242	26.1361	17.2499	12.9374	10.3499	7.3928	5.1750	3.4500	2.5875
1/15/2025	151.5151	75.7575	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date or Redemption Notice Date may not be set forth in the table above, in which case:

(i)                                     if the Stock Price is between two Stock Prices in the table above or the Effective Date or Redemption Date, as the case may be, is between two Effective Dates or Redemption Notice Dates, as applicable, in the table above, the amount by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the amount of the Conversion Rate increase set forth for the higher and lower Stock Prices and the earlier and later Effective Dates or Redemption Notice Dates, as applicable, based on a 365-day year;

(ii)                                  if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Conversion Rate will not be increased; and

(iii)                               if the Stock Price is less than $1.10 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Conversion Rate will not be increased.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 909.0909 shares of Common Stock in the event of a Make-Whole Fundamental Change or Notice of Redemption, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 11.06.

Section 11.06                                        Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 11.06, without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                                 If the Company exclusively issues shares of the Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                       =                                         the Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1                       =                                         the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0                         =                                         the number of shares of the Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable (before giving effect to any such dividend, distribution, share split or share combination); and

OS1                         =                                         the number of shares of the Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 11.06(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this

Section 11.06(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0                       =                                         the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1                       =                                         the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0                         =                                         the number of shares of the Common Stock outstanding immediately prior to the close of business on such Record Date;

X                                       =                                         the total number of shares of the Common Stock distributable pursuant to such rights, options or warrants; and

Y                                       =                                         the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this Section 11.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred.

For the purpose of this Section 11.06(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(c)                                  If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected or pursuant to Section 11.06(a) or Section 11.06(b), (ii) except as otherwise provided below, rights issued pursuant to any stockholder rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 11.06(d) shall apply, (iv) any dividends or distributions of Reference Property issued in exchange for the Common Stock pursuant to Section 11.09, and (v) Spin-Offs as to which the provisions set forth below in this Section 11.06(c) shall apply (any of such shares of Capital Stock, evidences of Indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0                       =                                         the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1                       =                                         the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0                           =                                         the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                    =                                         the fair market value (as determined by the Company in good faith and in a commercially reasonable manner) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Any increase made under the portion of this Section 11.06(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. In the case of any distribution of rights, options or warrants, to the extent such rights options or warrants expire unexercised, the applicable Conversion Rate shall be immediately readjusted to the applicable Conversion Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options or warrants. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. If the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 11.06(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing “SP0.”

With respect to an adjustment pursuant to this Section 11.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                       =                                         the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1                       =                                         the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0             =                                         the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0                      =                                         the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes, if the relevant Conversion Date occurs during the Valuation Period, the references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 11.06(c) (and subject in all respects to Section 11.13), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including shares of Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.06(c) (and no adjustment to the Conversion Rate under this Section 11.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.06(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall no longer apply or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11.06(a), Section 11.06(b) and this Section 11.06(c), if any dividend or distribution to which this Section 11.06(c) is applicable also includes one or both of:

(A)                   a dividend or distribution of shares of Common Stock to which Section 11.06(a) is applicable (the “Clause A Distribution”); or

(B)                   a dividend or distribution of rights, options or warrants to which Section 11.06(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 11.06(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 11.06(a) and Section 11.06(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable” within the meaning of Section 11.06(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 11.06(b).

(d)                                 If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the shares of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                       =                                         the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1                       =                                         the Conversion Rate in effect immediately after the close of business on such Record Date for such dividend or distribution;

SP0                           =                                         the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                       =                                         the amount in cash per share of the Common Stock the Company distributes to all or substantially all holders of the Common Stock.

Any increase to the Conversion Rate made pursuant to this Section 11.06(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries make a payment pursuant to a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                       =                                         the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1                       =                                         the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC                              =                                         the aggregate value of all cash and any other consideration (as determined by the Company in good faith and in a commercially reasonable manner) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0                         =                                         the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1                         =                                         the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1                           =                                         the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 11.06(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that, in respect of any conversion of Notes, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and such Conversion Date in determining the Conversion Rate.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer described in this Section 11.06(e) but the Company is, or such Subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate will be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)                                   Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(g)                                  In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 11.06, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any securities of the Company are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to)

increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)                                 Notwithstanding anything to the contrary in this Article 11, the Conversion Rate shall not be adjusted:

(i)                                     upon the issuance of shares of Common Stock at a price below the Conversion Price or otherwise, other than any such issuance described in Section 11.06(a), Section 11.06(b) or Section 11.06(c);

(ii)                                  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)                               upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iv)                              upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;

(v)                                 for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as described in Section 11.06(e);

(vi)                              upon the repurchase of any shares of the Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described in Section 11.06(e);

(vii)                           solely for a change in the par value of the Common Stock; or

(viii)                        for accrued and unpaid interest, if any.

(i)                                     All calculations and other determinations under this Article 11 shall be made by the Company and all calculations of the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(j)                                    If an adjustment to the Conversion Rate otherwise required by the provisions described in this Section 11.06 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date for any Notes; and (iii) on the Effective Date of any Make-Whole Fundamental Change or Redemption Notice Date, in each case, unless the adjustment has already been made.

(k)                                 Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion

Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment and for the avoidance of doubt, neither the Trustee nor the Conversion Agent shall have any liability or responsibility for the Conversion Rate (or any adjustments thereof), the calculation thereof or application thereof.

(l)                                     For purposes of this Section 11.06, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 11.07                                        Adjustments of Prices.

Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices over a span of multiple days (including, without limitation, the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change or Notice of Redemption), the Company shall make appropriate adjustments in good faith and in a commercially reasonable manner (to the extent no corresponding adjustment is otherwise made pursuant to the provisions described under Section 11.06) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to this Section 11.07 shall be made, solely to the extent the Company determines in good faith and in a commercially reasonable manner that any such adjustment is appropriate, without duplication of any adjustment made pursuant to the provision set forth under Section 11.06.

Section 11.08                                        Shares To Be Fully Paid.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 11.05 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 11.09                                        Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)                                 In the case of:

(i)                                     any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a share split or share combination),

(ii)                                  any consolidation, merger or combination involving the Company,

(iii)                               any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole; or

(iv)                              any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then the Company or the successor or acquiring company, as the case may be, shall execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have been entitled to receive) upon such Share Exchange Event; provided, however, that at and after the effective time of the Share Exchange Event, the number of shares of Common Stock otherwise deliverable upon conversion of the Notes as set forth in Section 11.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of Common Equity, the supplemental indenture providing that the Notes will be convertible into Reference Property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under Section 11.06 with respect to the portion of the Reference Property consisting of such Common Equity.  If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such other company, if an Affiliate of the Company or the successor or acquiring company, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 12.01, as the Company in good faith reasonably considers necessary by reason of the foregoing.

(b)                                 The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 11.09. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into shares of Common Stock as set forth in Section 11.01 and Section 11.02 prior to the effective date of such Share Exchange Event.

(c)                                  The above provisions of this Section 11.09 shall similarly apply to successive Share Exchange Events.

Section 11.10                                        Certain Covenants.

(a)                                 The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, Liens and charges with respect to the issue thereof.

(b)                                 The Company covenants that it will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Notes.

(c)                                  The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(d)                                 The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 11.11                                        Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.09 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 11.09 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 11.12                                        Notice to Holders Prior to Certain Actions.

In case of any:

(a)                                 action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 11.06 or Section 11.13;

(b)                                 Share Exchange Event; or

(c)                                  voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture, in which case the timing and delivery requirements of such provision shall supersede this Section 11.12), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 3 Business Days after the occurrence of such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 11.13                                        Stockholder Rights Plans.

If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the

Common Stock, Distributed Property as provided in Section 11.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 12

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 12.01                                        Repurchase at Option of Holders Upon a Fundamental Change.

(a)                                 If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but not including, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 12.

(b)                                 Repurchases of Notes under this Section 12.01 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                                  delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased that are Physical Notes shall state:

(i)                                     the certificate numbers of the Notes to be delivered for repurchase;

(ii)                                  the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)                               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, Holders must surrender their Notes in accordance with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 12.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the

Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.02.

The Paying Agent (if other than the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also surrendered a Fundamental Change Repurchase Notice and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 12.02.

(c)                                  On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the effective date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Article 12;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)                              the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 12.01. Notwithstanding anything to the contrary above, the Company will not be required to repurchase or make an offer to repurchase the Notes upon the occurrence of the effective date of a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise is in compliance with the requirements for an offer made by the Company as set forth in this Indenture, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise is in compliance with the requirements for an offer made by the Company as set forth in this Indenture.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)                                 Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 12.02                                        Withdrawal of Fundamental Change Repurchase Notice.

A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 12.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(i)                                     the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii)                                  the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)                               the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, Holders must withdraw the relevant Fundamental Change Repurchase Notice in accordance with the Applicable Procedures.

Section 12.03                                        Deposit of Fundamental Change Repurchase Price.

(a)                                 The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided that the Holder has satisfied the conditions in Section 12.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 12.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)                                 If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest

Payment Date to which such Regular Record Date relates, accrued and unpaid interest payable to the Holders as of such Regular Record Date).

(c)                                  Upon surrender of a Note that is to be repurchased in part pursuant to Section 12.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 12.04                                        Covenant to Comply with Applicable Laws Upon Repurchase of Notes.

In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company will, if required:

(a)                                 comply with tender offer rules under the Exchange Act that may then be applicable;

(b)                                 file a Schedule TO or any other required schedule under the Exchange Act; and

(c)                                  otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

(d)                                 in each case, so as to permit the rights and obligations under this Article 12 to be exercised in the time and in the manner specified in this Article 12.

To the extent that the provisions of any securities law or regulations conflict with the provisions of this Indenture relating to the Company’s obligation to repurchase the Notes upon the occurrence of a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under such provisions of this Indenture by virtue of such conflict.

ARTICLE 13

SUCCESSOR ENTITY

Section 13.01                     When Company May Merge, Etc.

Subject to the provisions of Section 13.02, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its direct or indirect Subsidiaries, taken as a whole, to another Person, unless:

(a)                                 the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company, if not the Company, expressly assumes by executing and delivering a supplemental indenture and any other agreements (including, without limitation, any registration rights agreement, if applicable) all of the obligations of the Company under the Notes and this Indenture; and

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 13.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person

Section 13.02                     Successor Corporation to Be Substituted.

In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 13 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 13) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 13.03                     Opinion of Counsel and Officer’s Certificate to Be Given to Trustee.

If the Successor Company is not the Company, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 13.

ARTICLE 14

SATISFACTION AND DISCHARGE; COVENANT DEFEASANCE

Section 14.01                     Satisfaction and Discharge.

(a)                                 This Indenture and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.07) have been delivered to the Trustee for cancellation or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, at any Redemption Date, at any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, shares of the Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture and the Notes by the Company and (b) the Trustee, upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharge of this Indenture and the Notes, when the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture and the Notes, the obligations of the Company to the Trustee under Section 8.06 shall survive.

Section 14.02                     Covenant Defeasance.

(a)                                 The Company may elect, at its option, to have its obligations released with respect to the covenants described in Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.15, Section 4.16 and Section 4.18 (“Covenant Defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including those events described in Section 6.01(a), (b), (c), (d), (e), (i) and (j)) will no longer constitute an Event of Default with respect to the Notes. In addition, if the Company exercises Covenant Defeasance, each Subsidiary Guarantor will be released from all of its obligations with respect to its applicable guarantee.

(b)                                 To exercise Covenant Defeasance with respect to the Notes:

(i)                                     The Company must irrevocably have deposited or cause to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders: (a) money in an amount, or (b) U.S. Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (c) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes at maturity thereof, in accordance with the terms of this Indenture and such Notes;

(ii)                                  no Default of Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;

(iii)                               such Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (assuming all Notes are in default within the meaning of such Act);

(iv)                              such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

(v)                                 delivery of an opinion of counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vi)                              the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Covenant Defeasance have been complied with.

Section 14.03                     Repayment to Company.

Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of

New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

Section 14.04                     Deposited Moneys to be Held in Trust.

All moneys or Governmental Obligations deposited with the Trustee pursuant to Sections 14.01, 14.02 or 14.03 shall be held in trust and shall be available for payment as due, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

Section 14.05                     Payment of Moneys Held by Paying Agents.

In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 14.06                     Repayment to Company.

Any moneys or Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium, if any, or interest on the Notes that are not applied but remain unclaimed by the Holders for at least two years after the date upon which the principal of (and premium, if any) or interest on such Notes shall have respectively become due and payable, or such other shorter period set forth in applicable escheat or abandoned or unclaimed property law, shall be repaid to the Company on May 31 of each year or upon the Company’s request or (if then held by the Company) shall be discharged from such trust; and thereupon the Paying Agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the Holder of any of the Notes entitled to receive such payment shall thereafter, as a general creditor, look only to the Company for the payment thereof.

ARTICLE 15

SUBSIDIARY GUARANTEES

Section 15.01                     Subsidiary Guarantees.

(a)                                 Subject to this Article 15, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)                                     the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by any of them to the Trustee or such Holder, each Subsidiary Guarantor’s Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of its Subsidiary Guarantee.

(e)                                  The Notes will not be guaranteed by:

(i)                                     any Subsidiary that is prohibited by any applicable law or, on the date such Subsidiary is acquired (provided, that such prohibition is not be created in contemplation of such acquisition), its organizational documents, in each case, from guaranteeing the Notes;

(ii)                                  any Subsidiary that is prohibited by any contractual obligation that existed on the date any such subsidiary is acquired (provided, that such prohibition is not created in contemplation of such acquisition) from guaranteeing the Notes;

(iii)                               any Subsidiary to the extent that the provision of any Subsidiary Guarantee of the Notes would require the consent, approval, license or authorization of any governmental authority which has not been obtained, any Subsidiary that is subject to such restrictions (provided that after such time that such restrictions on Subsidiary Guarantees are waived, lapse, terminate or are no longer effective, such Subsidiary shall no longer be an Excluded Subsidiary by virtue of this clause (iii));

(iv)                              any Wholly Owned Subsidiary organized under the laws of the United States, any state of the United States or the District of Columbia that (1) has no material assets other than Capital Stock of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended, or (2) is a Subsidiary of a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended (provided any Subsidiary described in the foregoing clauses (d)(i) or (d)(ii) shall be an Excluded Subsidiary only with respect to the Subsidiary Guarantee of an obligation of a United States Person);

(v)                                 any Subsidiary that is not incorporated or organized under the laws of the United States, any state of the United States or the District of Columbia;

(vi)                              any Unrestricted Subsidiary; and

(vii)                           any Subsidiary for which the provision of a Subsidiary Guarantee would result in a material adverse tax or regulatory consequence to the Company or one of the Company’s Subsidiaries, as applicable (collectively, the “Excluded Subsidiaries”).

Section 15.02                     Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 15, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 15.03                     Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 15.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers (but the failure to execute such notation shall not affect the validity of any Subsidiary Guarantee).

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 15.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. An Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each of the Subsidiary Guarantors.

Section 15.04                     Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.

A Subsidiary Guarantor shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person (other than the Company or another Subsidiary Guarantor), unless:

(a)                                 the resulting, surviving or transferee Person (if not such Subsidiary Guarantor, the Company or another Subsidiary Guarantor) expressly assumes by executing and delivering a supplemental indenture and any other agreements (including, without limitation, any registration rights agreement, if applicable) all of that Subsidiary Guarantor’s obligations under the Notes and this Indenture; and

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under this Indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee Person (if not the Company or another Subsidiary Guarantor) shall succeed to, and may exercise every right and power of, that Subsidiary Guarantor under the Notes and this Indenture, and that Subsidiary Guarantor shall be discharged from its Obligations under the Notes and this Indenture except in the case of any such lease.

Notwithstanding the foregoing, the foregoing shall not apply to (i) any sale, conveyance, transfer or lease of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or one of the Company’s Restricted Subsidiaries if the sale or other disposition does not violate Section 4.11 and (ii) any merger or consolidation of any Subsidiary Guarantor with a Person that is not (either before or after giving effect to such transaction) the Company or one of the Company’s Restricted Subsidiaries, if the sale or other disposition does not violate Section 4.11 and that Subsidiary Guarantor ceases to be the Company’s Restricted Subsidiary as a result of the sale or other disposition.

Section 15.05                     Releases.

The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released:

(i)                                     in connection with any sale or other disposition of all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or one of the Company’s Restricted Subsidiaries or Affiliates if the sale or other disposition does not violate Section 4.11 (for the avoidance of doubt, it is understood that the acquiror of such assets only shall be released from the Subsidiary Guarantee and not the seller or other transferor of such assets);

(ii)                                  in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or one of the Company’s Restricted Subsidiaries or Affiliates, if the sale or other disposition does not violate Section 4.11 and that Subsidiary Guarantor ceases to be the Company’s Restricted Subsidiary as a result of the sale or other disposition;

(iii)                               upon Covenant Defeasance or satisfaction and discharge of this Indenture;

(iv)                              upon the liquidation or dissolution of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor; or

(v)                                 in the case of a Subsidiary Guarantee provided by a Subsidiary Guarantor as a result of its guarantee of any other Indebtedness of the Company or any Subsidiary Guarantor pursuant to the Section 4.16, the release of such Subsidiary Guarantor from the relevant Indebtedness.

Notwithstanding the foregoing, no Subsidiary Guarantor shall be released from its Subsidiary Guarantee for so long as such Subsidiary Guarantor guarantees or provides credit support for, any Indebtedness of the Company or any of its Restricted Subsidiaries.

ARTICLE 16

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 16.01                     No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, Officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, Officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, Officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01                     Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 17.02                     Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

Section 17.03                     Surrender of Company Powers.

The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

Section 17.04                     Notices.

Except as otherwise expressly provided herein, any notice, request or demand that by any provision of this Indenture is required or permitted to be given, made or served by the Trustee, the Note Registrar, any paying or other agent under this Indenture or by the Holders or by any other Person pursuant to this Indenture to or on the Company may be given or served by being deposited in first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Trustee), as follows: Senseonics, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005, Attention: Chief Financial Officer. Any notice, election, request or demand by the Company or any Holder or by any other Person pursuant to this Indenture to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

Section 17.05                     Delivery of Notices.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.06                     Governing Law; Jury Trial Waiver.

THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY,

AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.07                     Treatment of Notes as Debt.

It is intended that the Notes will be treated as Indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

Section 17.08                     Certificates and Opinions as to Conditions Precedent.

(a)                                 Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture (other than the certificate to be delivered pursuant to Section 17.08) relating to the proposed action have been complied with and, if requested, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)                                 Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificate to be delivered pursuant to Section 17.14 of this Indenture) shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 17.09                     Legal Holidays.

In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.10                     No Security Interest Created.

Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.11                     [Reserved]

Section 17.12                     Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.13                     Severability.

In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 17.14                     Compliance Certificates.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended on December 31, 2019) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default by the Company. In addition, the Company shall deliver to the Trustee, within 30 days after obtaining the knowledge of the occurrence of any Event of Default, an Officer’s Certificate setting forth the details of such Event of Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default has been cured.

Section 17.15                     U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 17.16                     Force Majeure.

In no event shall the Trustee, the Note Registrar, any Paying Agent or any other agent under this Indenture be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee, the Note Registrar, any Paying Agent or any other agent under this Indenture shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.17                     Table of Contents; Headings.

The table of contents and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

Section 17.18                     Calculations.

Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes and the Trustee, acting in any capacity under this Indenture, shall have no liability or responsibility for any such calculations or information underlying such calculations. These calculations include, but are not limited to, determinations of the Stock Price, Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes and all adjustments to the Conversion Rate and any other related adjustments as set forth herein. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

SENSEONICS HOLDINGS, INC.

By:	/s/ Jon Isaacson
Name:	Jon Iassacson
Title:	Chief Financial Officer

SENSEONICS, INCORPORATED

By:	/s/ Jon Isaacson
Name:	Jon Iassacson
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Raymond S. Haverstock

SCHEDULE A

HOLDER BENEFICIAL OWNERSHIP LIMIT

Nineteen77 Global Multi-Strategy Alpha Master Limited elects that any Notes issued to it be subject to a Holder Beneficial Ownership Limit equal to 4.99%.

EXHIBIT A

[FORM OF FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                     REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                     AGREES FOR THE BENEFIT OF SENSEONICS HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)                   TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)                   PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                   TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                   PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

1

SENSEONICS HOLDINGS, INC.

5.25% Convertible Senior Note due 2025

No. [ ] [Initially](1) $[ ]

CUSIP No. [ ]

Senseonics Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2) [ ](3), or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto](4) [of $[ ]](5), which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by this Indenture, exceed $82,000,000 in aggregate at any time in accordance with the rules and the Applicable Procedures of the Depositary, on July 25, 2019, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.25% per year from July 25, 2019 or from the most recent date to which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until January 15, 2025. Interest is payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2020, to Holders of record at the close of business on the preceding July 15 or January 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.03 or Section 4.09, as applicable, of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 6.03 or Section 4.09, as applicable, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company in accordance with Section 2.03(c) of the within mentioned Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the

(1)         Include if a global note.

(2)         Include if a global note.

(3)         Include if a physical note.

(4)         Include if a global note.

(5)         Include if a physical note.

2

limitations set forth in this Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized Authenticating Agent under the Indenture.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SENSEONICS HOLDINGS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE OF NOTE]

SENSEONICS HOLDINGS, INC.
5.25% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.25% Convertible Senior Notes due 2025 (the “Notes”), limited to the aggregate principal amount of $82,000,000, all issued or to be issued under and pursuant to an Indenture dated as of July 25, 2019 (the “Indenture”), by and among the Company, Senseonics, Incorporated and U.S. Bank National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money and/or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company designated by the Company for such purpose under the Indenture, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that

1

is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

2

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Note Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

3

SCHEDULE A(6)

SCHEDULE OF EXCHANGES OF NOTES

SENSEONICS HOLDINGS, INC.
5.25% Convertible Senior Notes due 2025

The initial principal amount of this Global Note is [     ] DOLLARS ($[  ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

(6)         Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:                             Senseonics Holdings, Inc.
20451 Seneca Meadows Parkway
Germantown, MD 20876

U.S. Bank National Association, as Conversion Agent
Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 in principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 11.02(d) and Section 11.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:                             Senseonics Holdings, Inc.
20451 Seneca Meadows Parkway
Germantown, MD 20876

U.S. Bank National Association, as Conversion Agent
Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Senseonics Holdings, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 12.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

To: U.S. Bank National Association
Global Corporate Trust

West Side Flats

60 Livingston Ave

St. Paul, MN 55107

Attention: Senseonics Holdings

For value received                                               hereby sell(s), assign(s) and transfer(s) unto                                         (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                          attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, if the within Note is subject to a restrictive legend, the undersigned confirms that such Note is being transferred:

☐                                    To Senseonics Holdings, Inc. or a subsidiary thereof; or

☐                                    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐                                    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐                                    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.